UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Qwest Communications International Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2007

Dear Stockholder,

I am very pleased to invite you to the 2007 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held in the Grand Ballroom at the Grand Hyatt Denver, 1750 Welton Street, Denver, Colorado 80202, on Wednesday, May 23, 2007, starting at 10 a.m. (local time). If you plan to attend the meeting in person, please call 888-858-7914 or register online at www.qwest.com/stockholder2007 by May 22, 2007.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

We look forward to greeting you personally at the meeting.

Sincerely,

Richard C. Notebaert

Chairman and Chief Executive Officer

DRIVING DIRECTIONS AND PARKING INFORMATION FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The Grand Ballroom

Grand Hyatt Denver

1750 Welton Street

Denver, Colorado, USA

DRIVING DIRECTIONS

From Denver International Airport:

•     From the airport terminal, go west on Pena Boulevard

•     From Pena Boulevard, merge onto I-70 west

•     Take the I-25 south exit toward Colorado Springs

•     Take exit 212A south onto Speer Boulevard

•     Turn left onto Lawrence Street

•     Turn right onto 17th Street

•     Turn left onto Welton Street

From Northbound I-25:

•     Take I-25 north to exit 210A for Colfax Avenue

•     Turn right onto Colfax Avenue

•     Turn left onto Welton Street

PARKING

The hotel offers valet parking and there is self parking available in several parking lots close to the hotel.

To avoid parking concerns, a block away from the hotel there is a Light Rail stop at 18th and California Streets.

QWEST COMMUNICATIONS INTERNATIONAL INC.

1801 CALIFORNIA STREET

DENVER, COLORADO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 23, 2007

To the Stockholders of Qwest Communications International Inc.:

The 2007 Annual Meeting of Stockholders of Qwest Communications International Inc., a Delaware corporation, will be held in the Grand Ballroom at the Grand Hyatt Denver, 1750 Welton Street, Denver, Colorado 80202, on Wednesday, May 23, 2007, starting at 10 a.m. (local time).

Only stockholders of record on March 26, 2007 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. At the meeting we plan to:

1.	Elect 12 directors to the Board of Directors to hold office until the annual meeting of stockholders in 2008 and until their successors are elected and qualified;

2.	Ratify the appointment of KPMG LLP as our independent auditor for 2007;

3.	Approve the amended and restated Equity Incentive Plan;

4.	Consider 4 stockholder proposals, if properly presented; and

5.	Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in this proxy statement, the ratification of the appointment of KPMG LLP as our independent auditor for 2007 and the approval of the amended and restated Equity Incentive Plan (FOR ITEMS 1-3) and AGAINST each of the other proposals (AGAINST ITEMS 4-7).

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

By Order of the Board of Directors

Richard N. Baer

Executive Vice President, General Counsel and

Corporate Secretary

Denver, Colorado

March 29, 2007

QWEST COMMUNICATIONS INTERNATIONAL INC.

1801 CALIFORNIA STREET

DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL

We are sending you this proxy statement as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2007 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. We will hold the meeting in the Grand Ballroom at the Grand Hyatt Denver, 1750 Welton Street, Denver, Colorado 80202, on Wednesday, May 23, 2007, starting at 10 a.m. (local time).

We are mailing this proxy statement and accompanying proxy card on or about April 6, 2007 to all of our stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms “us,” “we,” and “our” include Qwest Communications International Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE MEETING

Q:	Why am I receiving these materials?

A:	Our Board is providing these proxy materials to you in connection with our 2007 Annual Meeting of Stockholders, which will take place on Wednesday, May 23, 2007. As a stockholder on the record date for the meeting, you are invited to attend the meeting. We also encourage you to exercise your right to vote on the matters described in this proxy statement.

Q:	What information is contained in these materials?

A:	This proxy statement includes information about the nominees for director and the other matters to be voted on at the meeting. The proxy statement also includes information about the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What can I vote on at the meeting?

A:	There are 7 matters scheduled to be voted on at the meeting:

(1)	The election of 12 directors to our Board to hold office until the annual meeting of stockholders in 2008 and until their successors are elected and qualified;

(2)	Ratification of the appointment of KPMG LLP as our independent auditor for 2007;

(3)	Approval of the amended and restated Equity Incentive Plan;

(4)	A stockholder proposal requesting that our Board establish a policy whereby at least 75% of future equity compensation awarded to senior executives be performance-based and the related performance metrics be disclosed to stockholders;

(5)	A stockholder proposal requesting that our Board establish a policy that stockholders have the opportunity at each annual meeting to vote on an advisory resolution proposed by management to ratify certain compensation of our named executive officers;

(6)	A stockholder proposal requesting that we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plan; and

(7)	A stockholder proposal requesting that our Board establish a policy of separating the roles of Chairman and Chief Executive Officer whenever possible.

The stockholder proposals will only be voted on if properly presented at the meeting.

Q:	How does the Board recommend that I vote on each of the matters?

A:	Our Board recommends that you vote FOR each of the director nominees, the ratification of the appointment of KPMG LLP as our independent auditor for 2007 and the approval of the amended and restated Equity Incentive Plan (FOR ITEMS 1-3) and AGAINST each of the other proposals (AGAINST ITEMS 4-7).

Q:	What classes of stock are entitled to be voted?

A:	Each share of our common stock outstanding on March 26, 2007 (the “Record Date”) is entitled to one vote on each of the items being voted on at the meeting. On the Record Date, we had 1,863,997,077 shares of common stock outstanding. We have no other classes of stock outstanding.

Q:	What shares can I vote?

A:	You can vote all shares you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee or, if you are a current or former employee of Qwest, shares held on your behalf pursuant to our 401(k) plan or Employee Stock Purchase Plan, or ESPP.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered in your name with our transfer agent, The Bank of New York, you are the stockholder of record for those shares and are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”) or through our 401(k) plan or ESPP, you are the beneficial owner of those shares. Your broker, bank or nominee is the stockholder of record and therefore has forwarded these proxy materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares. (Note that signed proxies are not available for shares held through the 401(k) plan. If you hold shares through the 401(k) plan, you must vote those shares as provided below.) Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares.

Q:	How do I cast my vote?

A:	If you are a stockholder of record, there are three ways that you can cast your vote:

(1)	You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

(2)	You can vote through the Internet or telephone voting systems, as more fully described on your proxy card. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

(3)	You can vote in person at the meeting.

If you are a beneficial owner (in other words, you own shares through a broker, bank or nominee, including through our 401(k) plan or ESPP), you must vote your shares by the deadline and using the instructions indicated on your voting instruction card. If you wish to vote your shares in person at the meeting, you must notify your broker, bank or nominee and obtain a signed proxy from it giving you this right. (Note that signed proxies are not available for shares held through the 401(k) plan. If you hold shares through the 401(k) plan, you must vote those shares as provided below.)

Q:	Can I change my vote or revoke my proxy?

A:	Yes. If you are a stockholder of record, you can revoke your proxy or change any votes you cast by mail or via the telephone or Internet voting systems. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202; (2) execute and deliver a later dated proxy; or (3) cast a later vote using the telephone or Internet voting systems. Alternatively, you can attend the meeting and vote in person. If you are the beneficial owner, and not the stockholder of record, please follow the instructions sent to you by your broker, bank or other nominee.

Q.	How do I vote Qwest shares held on my behalf in Qwest’s 401(k) plan?

A.	If you are a participant in our 401(k) plan, you are entitled to instruct the trustee, State Street Bank and Trust Company, how to vote the shares allocated to your account. If you do not instruct State Street Bank and Trust Company how to vote your shares by completing and returning the voting instruction card or by using the telephone or Internet voting systems or if you sign the voting instruction card with no further instructions as to how to vote your shares, the 401(k) plan provides for State Street Bank and Trust Company to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. To allow sufficient time for our tabulator, Automatic Data Processing, Inc., or ADP, to process your voting instructions and State Street Bank and Trust Company to vote, your voting instructions must be received by ADP by May 18, 2007.

As a plan participant, you may attend the annual meeting. However, your shares held through the 401(k) plan can only be voted as described above.

All stockholder meeting proxies, ballots and other voting materials (including information submitted through the telephone and Internet voting systems) that identify how an individual stockholder has voted will be kept confidential.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return all proxies and voting instruction cards or vote using the telephone or Internet voting system for each proxy and voting instruction card that you receive to ensure that all of your shares are voted.

Q: What is the quorum requirement for the meeting?

A:

For a “quorum” to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting.

There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:	What is the voting requirement to approve each of the matters?

A:	In the election of directors, each nominee will be elected a director if he or she receives the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of the votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director’s election. Votes “against” the director count as votes cast with respect to that director, but “abstentions” will not count as votes cast with respect to the director. You can find more information about the voting requirement for director elections below under the heading “Proposal 1—Election of Directors.”

For each of the other matters, approval requires the affirmative vote of stockholders holding a majority of those shares present (in person or by proxy) and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question) with respect to certain matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:	How can I vote on each of the matters?

A:	In the election of directors, you may vote FOR or AGAINST each individual nominee or indicate that you wish to ABSTAIN from voting on that nominee. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:	How will the votes be counted?

A:	Your shares will be voted according to your directions on the proxy or voting instruction card or as you direct through the telephone or Internet voting systems. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all director nominees named in this proxy statement, the ratification of the appointment of KPMG LLP as our independent auditor for 2007 and the approval of the amended and restated Equity Incentive Plan, and AGAINST each of the other proposals). If you ABSTAIN from voting on the election of a director nominee, your vote will not be considered a vote cast with respect to that director’s election and therefore will not be counted in determining whether the director received a majority of the votes cast. If you ABSTAIN from voting on any of the other proposals, it will have the same effect as a vote AGAINST that proposal.

If you hold shares in our 401(k) plan and do not instruct State Street Bank and Trust Company how to vote your shares by completing and returning the voting instruction card or pursuant to the telephone or Internet voting systems or you sign the voting instruction card with no further instructions as to how to vote your shares, the 401(k) plan provides for State Street Bank and Trust Company to vote your shares in the same proportion as the shares for which it receives instructions from all other participants, to the extent permitted under applicable law. If you hold shares in our ESPP, but do not return a voting instruction card or otherwise vote by Internet, telephone or at the meeting, the plan administrator may vote your shares in its discretion.

Q:	Who will count the votes?

A:	We have appointed ADP to act as the inspector of election for the meeting. We believe that ADP will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. ADP will separately tabulate all votes FOR and AGAINST each matter, as well as all abstentions and broker non-votes.

Q:	Who can attend the meeting?

A:	All stockholders as of the Record Date can attend. If you are a stockholder of record, your proxy card includes one cut-out admission ticket, which you must bring with you to be admitted to the meeting. If you forget to bring this ticket, you will be admitted to the meeting only if you are listed as a stockholder of record on the Record Date and bring proof of identification. If you are a beneficial owner (as described above), you will need to bring a copy of your voting instruction card or you will need to provide proof of identification and proof of ownership. Proof of ownership would include a copy of a brokerage or bank statement showing your share ownership as of the Record Date.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting other than the 7 matters described in this proxy statement. If you grant a proxy (other than for shares held in the 401(k) plan), either of the officers named as proxy holders, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

Q:	May I propose actions for consideration at next year’s meeting of stockholders?

A:	Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s meeting, we must receive your written proposal no later than November 30, 2007. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission, or SEC, regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year’s meeting, we must receive a written notice of the proposal no later than November 30, 2007, and it must contain the additional information required by our Amended and Restated Bylaws. If we change the date of next year’s meeting by more than 30 days from the date of this year’s meeting, then we must receive your written proposal at least 150 days before the date of next year’s meeting in order for the proposal to be timely. You may obtain a complete copy of our Amended and Restated Bylaws by submitting a written request to our Corporate Secretary at our principal executive office or by accessing our website at www.qwest.com/about/investor/governance.

Q:	Can I receive next year’s meeting proxy statement and annual report online?

A:	Yes. Our proxy statement and annual report will be available online. In addition, all stockholders who have active email accounts and Internet access may sign up for electronic delivery of stockholder materials. To enroll in electronic delivery, go to www.qwest.com/about/investor and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to submit an enrollment for each account. If you elect to view the proxy statement and annual report on the Internet, we will not mail you paper copies of these documents next year. Your enrollment in the online program will remain in effect as long as your account remains active or until you cancel it.

Q:	Who is paying for this proxy solicitation?

A:

We will pay the cost of soliciting the proxies. We have also hired The Altman Group, Inc. to assist us in the solicitation of proxies. We will pay The Altman Group a fee of $12,500 plus expenses. In addition, our officers, directors and employees may solicit proxies or votes in person, by telephone, or by electronic communication. These people will not be paid any additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to beneficial owners.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies. Stockholders will continue to receive separate proxy or voting instruction cards.

If you share an address with another stockholder and receive only one set of proxy materials and would like to request a separate copy of proxy materials for this year’s annual meeting or for any future meetings, please: (1) call our Investor Relations department at 1-800-567-7296; (2) send an e-mail message to investor.relations@qwest.com; or (3) mail your request to Qwest Communications International Inc., 1801 California Street, 51st Floor, Denver, Colorado 80202, Attn: Investor Relations. Additional copies of the proxy materials will be sent within 15 days after receipt of your request. Similarly, you may also contact us through any of these methods if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of March 26, 2007 (except where another date is indicated) by:

•	each person known by us to beneficially own more than five percent of our common stock;

•	each director and nominee for director;

•	each of the named executive officers listed in the Summary Compensation Table on page 34 of this proxy statement; and

•	all of our directors and executive officers as a group.

The information in this table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. Unless otherwise indicated, the business address of each person is 1801 California Street, Denver, Colorado 80202.

Name	Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
5% Owners
Capital Research and Management Company and The Growth Fund of America, Inc.	333 South Hope Street	256,252,620	(3)	13.5%
	Los Angeles, CA 90071
FMR Corp.	82 Devonshire Street Boston, MA 02109	248,496,817	(4)	13.3%
Philip F. Anschutz	555 Seventeenth Street Denver, CO 80202	246,908,004	(5)	13.2%
Legg Mason Capital Management, Inc. and Legg Mason Value Trust, Inc.	100 Light Street	246,480,423	(6)	13.2%
	Baltimore, MD 21202
State Street Bank and Trust Company, Trustee	225 Franklin Street	115,460,300	(7)	6.2%
	Boston, MA 02110
Directors and Named Executive Officers
Richard C. Notebaert		9,725,087	(8)	*
Linda G. Alvarado		78,918	(9)	*
Charles L. Biggs		67,000	(10)	*
K. Dane Brooksher		61,000	(11)	*
Peter S. Hellman		80,646	(12)	*
R. David Hoover		26,000	(13)	*
Patrick J. Martin		16,000	(14)	*
Caroline Matthews		27,700	(15)	*
Wayne W. Murdy		41,000	(16)	*
Frank P. Popoff		127,165	(17)	*
James A. Unruh		26,000	(18)	*
Anthony Welters		9,000	(19)	*
Oren G. Shaffer		1,115,274	(20)	*
Barry K. Allen		1,527,960	(21)	*
Richard N. Baer		1,559,758	(22)	*
Paula Kruger		1,005,431	(23)	*
Directors and Executive Officers as a Group (18 persons)		16,166,187	(24)	*

*	Less than one percent.
(1)

The number of shares beneficially owned by each entity or individual is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. These persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire as of March 26, 2007 or within 60 days from that date, through the exercise of stock options or other similar rights. The amounts shown also include, where applicable, shares of restricted stock and shares of stock held for the account of each person pursuant to Qwest’s 401(k) plan and ESPP. None of our directors or executive officers has pledged as security any of the shares they beneficially own. Unless otherwise indicated, each person has sole investment and voting power (or, under applicable marital property laws, shares these powers with his or her spouse) with respect to the shares set forth in the table above. Figures do not include phantom equity units that we credit to accounts for our non-employee directors, based on their election to defer their director’s fees earned in a given year. As of March 26, 2007, the following phantom equity units had been credited to accounts for our non-employee directors: (a) Ms. Alvarado, 173,088; (b) Mr. Biggs, 44,837; (c) Mr. Brooksher, 63,398; (d) Mr. Hellman, 217,736; (e) Mr. Hoover, 7,143; (f) Mr. Martin, 9,886; (g) Ms. Matthews, 740; (h) Mr. Murdy, 4,607; (i) Mr. Popoff, 180,229; (j) Mr. Unruh, 11,449; and (k) Mr. Welters, 2,596. Each phantom equity unit represents a cash value equivalent to the value of one share of our common stock.

(2)	Ownership percentage is reported based on 1,863,997,077 shares of common stock outstanding on March 26, 2007, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of March 26, 2007 or within 60 days from that date, through the exercise of stock options or other similar rights.
(3)	Beneficial ownership information is based on information contained in an Amendment No. 3 to Schedule 13G filed with the SEC on February 12, 2007 by Capital Research and Management Company (“Capital”) and The Growth Fund of America, Inc. (“The Growth Fund”). According to the schedule: Capital beneficially owns 256,252,620 shares, over which it has sole voting power with respect to 64,473,000 shares and sole dispositive power with respect to 256,252,620 shares; and The Growth Fund beneficially owns 110,563,100 shares, over which it has sole voting power and no dispositive power. The shares reported by Capital include 33,886,820 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025.
(4)	Beneficial ownership information is based on information contained in an Amendment No. 6 to Schedule 13G filed with the SEC on February 14, 2007 by FMR Corp. on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 232,753,002 shares, which includes 7,560,149 shares resulting from an assumed conversion of our 3.5% Convertible Senior Notes due 2025. Edward C. Johnson III, FMR Corp. and the Fidelity funds each has sole power to dispose of the shares. Neither Edward C. Johnson III nor FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; such shares are voted by the Boards of Trustees for the Fidelity funds; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 77,900 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (c) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 6,979 shares; (d) Pyramis Global Advisors, LLC (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 4,848,600 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (e) Pyramis Global Advisors Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 4,138,286 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (f) Fidelity International Limited (“FIL”) (of which a partnership controlled predominantly by members of the Edward C. Johnson III family or by trusts for their benefit owns approximately 47% of the voting power) is the beneficial owner of 6,672,050 shares; FMR Corp. reports that it is of the view that the shares beneficially owned by FIL are not required to be aggregated with shares beneficially owned by FMR Corp. for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); FIL has sole power to dispose of the shares, sole power to vote or direct the voting of 5,494,950 of the shares and no power to vote or direct the voting of 1,177,100 of the shares; and (g) Members of the Edward C. Johnson III family own shares of stock of FMR Corp. representing 49% of the voting power of FMR Corp.

(5)	Includes, as of March 26, 2007, (a) 229,708,000 shares deemed owned by Anschutz Company, a corporation wholly owned by Mr. Anschutz, and (b) 17,200,000 shares held by Anschutz Family Investment Company LLC, of which Anschutz Company is the manager and a one percent equity owner. Of the 229,708,000 shares deemed owned by Anschutz Company, all are subject to forward sale contracts pursuant to which Anschutz Company holds no investment control but has voting control over 223,633,000 of such shares and could, under certain circumstances, reacquire voting control over the remaining 6,075,000 shares. Anschutz Family Investment Company LLC has sold a call option on all of the shares it holds.
(6)	Beneficial ownership information is based on information contained in an Amendment No. 3 to Schedule 13G filed with the SEC on February 15, 2007 by Legg Mason Capital Management, Inc. (“Legg Mason Capital”) and Legg Mason Value Trust, Inc. (“Legg Mason Value Trust”). Legg Mason Value Trust is an investment company managed by Legg Mason Capital. According to the schedule: Legg Mason Capital beneficially owns 246,480,423 shares, over which it has shared voting and dispositive power; and Legg Mason Value Trust beneficially owns 104,085,000 shares, over which it has shared voting and dispositive power.
(7)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 12, 2007 by State Street Bank and Trust Company (“State Street”), acting in various fiduciary capacities. Of the reported shares, State Street reports that it has sole voting power with respect to 60,851,915 shares, shared voting power with respect to 54,608,385 shares, sole dispositive power with respect to none of the shares and shared dispositive power with respect to all of the shares. State Street expressly disclaims beneficial ownership of all reported shares.
(8)	Includes (a) 1,911,000 shares of unvested restricted stock and (b) 7,050,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(9)	Includes (a) 6,000 shares of unvested restricted stock and (b) 71,880 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(10)	Includes (a) 6,000 shares of unvested restricted stock and (b) 50,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(11)	Includes (a) 6,000 shares of unvested restricted stock and (b) 50,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(12)	Includes (a) 6,000 shares of unvested restricted stock and (b) 71,880 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(13)	Includes (a) 10,000 shares owned by Mr. Hoover’s spouse’s revocable trust of which Mr. Hoover expressly disclaims beneficial ownership, (b) 6,000 shares of unvested restricted stock and (c) 10,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(14)	Includes (a) 6,000 shares of unvested restricted stock and (b) 10,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(15)	Includes (a) 6,000 shares of unvested restricted stock and (b) 10,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(16)	Includes (a) 6,000 shares of unvested restricted stock and (b) 10,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(17)	Includes (a) 20,000 shares owned as trustee for the Frank P. Popoff Revocable Living Trust, (b) 6,000 shares of unvested restricted stock and (c) 77,068 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(18)	Includes (a) 6,000 shares of unvested restricted stock and (b) 10,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(19)	Includes (a) 6,000 shares of unvested restricted stock.
(20)	Includes (a) 948,000 shares of unvested restricted stock and (b) 162,500 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(21)	Includes (a) 350,250 shares of unvested restricted stock and (b) 1,037,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(22)	Includes (a) 307,000 shares of unvested restricted stock and (b) 1,218,750 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.

(23)	Includes (a) 240,000 shares of unvested restricted stock and (b) 738,000 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date.
(24)	Includes (a) 4,237,500 shares of unvested restricted stock and (b) 10,795,828 shares subject to options that are exercisable as of March 26, 2007 or within 60 days from that date by our directors and executive officers as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of these reports furnished to us and in some cases written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with during and for the year ended December 31, 2006.

GOVERNANCE OF THE COMPANY

Governance Guidelines

Our Board has adopted Guidelines on Significant Governance Issues, which set forth fundamental corporate governance principles applicable to Qwest and our Board. We sometimes refer to these guidelines as our Governance Guidelines.

Among other things, our Governance Guidelines include the following items about our Board:

•	The Board will propose director nominees so that, if stockholders elect those nominees, a substantial majority of the Board will be independent.

•	Our CEO should be a director. Other members of management will not be considered for Board membership. Our CEO must resign as a director when he ceases to be CEO.

•	The Board has adopted a policy that a director must offer his or her resignation from the Board upon a material change in job responsibilities or retirement.

•

Whenever the Chairman of our Board is also serving as our CEO, our independent directors will appoint a lead independent director. Under this guideline, our independent directors have chosen Frank P. Popoff as their lead independent director.

•

Independent directors are encouraged to limit the number of other boards on which they serve. A director who is CEO or a senior executive of a public corporation or large non-profit entity may not be a director of more than three other public companies. Any other director may not be a director of more than four other public companies.

•	Non-management directors meet in executive session without any management personnel present at all regularly scheduled Board meetings. Our lead independent director chairs these sessions.

•

The Board believes directors should develop a meaningful ownership position in Qwest over time. While the Board does not believe it is appropriate to set a specific level of stock ownership, each director is expected to own Qwest stock (including phantom equity units) in an amount that is at least equal to one year’s annual retainer fee.

•	Directors are expected to take steps reasonably necessary to be adequately informed about Qwest and related external matters, including corporate governance best practices.

•	The Board and each of its standing committees conduct annual self-evaluations, and the Board conducts annual evaluations of individual directors. Each committee also reviews its charter annually.

•

The Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee consist entirely of independent directors. The Audit Committee consists of at least three directors, all of whom are financially literate and at least two of whom have accounting or financial experience.

•	The CEO and other appropriate executives report annually to the Board on succession planning and management development.

•	The Board has complete access to management.

Director Independence

Our common stock is listed on the New York Stock Exchange, or NYSE. As such, we are subject to the NYSE’s director independence standards. In accordance with these standards and our Governance Guidelines, in determining independence the Board affirmatively determines whether a director has a “material relationship” with Qwest that would compromise his or her independence from management or would cause him or her to fail to meet the NYSE’s specific independence criteria. When assessing the “materiality” of a director’s relationship with Qwest, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and, where applicable, the frequency and regularity of the services, and whether the services are being carried out at arm’s length in the ordinary course of business. Material relationships can include commercial, consulting, charitable, familial and other relationships. A relationship is not material if, in the Board’s judgment, it is not inconsistent with the NYSE’s director independence standards and it does not compromise a director’s independence from management.

Applying these standards, the Board has determined that each of our current directors and director nominees, other than Richard C. Notebaert, qualifies as independent. The Board also determined that each of our former directors who served at any time during 2006 qualified as independent while he was a director. As a result, at all times since the beginning of 2006, our Board has been composed of a majority of independent directors, and the Board’s Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee have consisted entirely of independent directors. The Board has also determined that each member of our Audit Committee qualifies as independent under the SEC’s heightened independence standards for audit committee members. In making these determinations, the Board considered the relationships described or referred to below under the heading “Related Person Transactions and Legal Proceedings.” We may also provide to the Board information about other relationships between us and our directors even though those relationships are not “related person transactions,” as defined by SEC rules, and do not otherwise impact independence. We provide this material for informational purposes only, and the Board does not consider this information in making its independence determinations. For example, Linda G. Alvarado serves on the board of directors of one of our wholly-owned subsidiaries, Qwest Foundation. Ms. Alvarado’s service is at our request and in connection with her service as a Qwest director.

Communications with Directors

Stockholders and other interested parties who wish to communicate with our Board, including our non-employee directors as a group, our lead independent director or any other individual directors, may do so by writing to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202. Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of this correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any of this correspondence.

Codes of Conduct

We have adopted written codes of conduct that serve as the code of ethics applicable to our directors, officers and employees, including our principal executive officer and senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the related SEC rules and the NYSE rules. If we make changes to, or provide waivers from, our code of conduct applicable to our principal executive officer and senior financial officers, we intend to disclose these events on our website or in a report on Form 8-K within four business days of the event.

Meetings and Committees

Our Board met 13 times during 2006. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which the director served as a member of that committee. Though we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, attendance is encouraged. All of our continuing directors attended the 2006 annual meeting of stockholders.

The table below identifies the Board’s standing committees and committee membership:

Name	Audit Committee Member	Compensation and Human Resources Committee Member	Nominating and Governance Committee Member	Finance Committee Member	Executive Committee Member
Richard C. Notebaert					Chair
Linda G. Alvarado		✓
Charles L. Biggs	✓	✓	✓	Chair
K. Dane Brooksher	Chair		✓
Peter S. Hellman	✓			✓
R. David Hoover			✓
Patrick J. Martin			Chair		✓
Caroline Matthews	✓
Wayne W. Murdy				✓
Frank P. Popoff		✓		✓	✓
James A. Unruh		Chair
Anthony Welters			✓	✓

The Board has also established a single-member committee made up of the Chairman of our Board with authority to grant certain awards under our Equity Incentive Plan. You can find more information about this committee below under the heading “Compensation and Human Resources Committee—Processes Relating to Executive Compensation.”

Audit Committee

Charter and Meetings

The Board has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements, among other things. As noted above, the members of the Audit Committee are Messrs. Biggs, Brooksher and Hellman and Ms. Matthews. The Audit Committee has a written charter, which is available in the “Corporate Governance” section of our website at www.qwest.com/about/investor/governance. The Audit Committee met 11 times during 2006.

Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee is qualified as an audit committee financial expert, has accounting and related financial management expertise and is financially literate. You should understand that these designations are disclosure requirements of the SEC and NYSE relating to the members’ experience and understanding of accounting and auditing matters. These designations do not affect the obligations and liability of Board or Audit Committee members generally. As noted above, the Board has also determined that each member of the Audit Committee is independent under the NYSE’s director independence standards applicable to audit committee members, including the heightened independence requirements under the SEC’s rules.

Compensation and Human Resources Committee

Charter and Meetings

The Compensation and Human Resources Committee of our Board has a written charter, which is available in the “Corporate Governance” section of our website at www.qwest.com/about/investor/governance. We sometimes refer to this committee as the Compensation Committee. The Compensation Committee met 5 times and acted once by unanimous written consent during 2006.

Processes Relating to Executive Compensation

Under its charter, the Compensation Committee carries out the responsibilities of the Board relating to the compensation of our executives. Among other things, the Compensation Committee:

•	reviews and approves goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO, evaluates our CEO’s performance and sets our CEO’s compensation;

•	considers and approves the selection and retention of, and compensation arrangements and plans for, our executive officers; and

•	makes recommendations to the Board with respect to our Equity Incentive Plan and ESPP.

The Compensation Committee has the power to appoint and delegate any of its charter responsibilities to subcommittees. The Compensation Committee does not currently have any subcommittees.

In addition to its charter responsibilities, the Compensation Committee is responsible for administering our Equity Incentive Plan. This includes the authority under the plan to grant awards, such as stock options and restricted stock. The Compensation Committee may delegate this authority to specified officers of Qwest, except that it may not delegate the authority to grant awards to persons covered by Section 16(b) of the Exchange Act. Our Board has also established a single-member committee made up of the Chairman of our Board (who is also our CEO). Our Board and the Compensation Committee have delegated to this committee the authority to grant plan awards, except that it may not grant awards (a) for more than 200,000 shares of common stock (which number may be adjusted for splits, recapitalizations, dividends, subdivisions, conversions or other distributions) and (b) to persons covered by Section 16(b) of the Exchange Act. Those awards must be granted by the Compensation Committee or by the Board. This single-member committee is required to provide to the Compensation Committee periodic reports listing the names of persons who have received awards under this authority and the number of shares granted.

Our Board generally retains authority over our other compensation plans and our employee benefit and pension plans. To assist the Board in discharging these responsibilities, the Executive Committee of our Board established two committees made up of our chief human resources officer (or her delegate) and those other employees as she may designate:

•

a Plan Design Committee with full authority in a non-fiduciary capacity to amend and terminate any of our employee benefit plans or any benefits and programs associated with any of our pension benefit plans other than pension benefits that are unique to senior executives, provided that any single amendment that will impact the amount by which we would be required to fund the pension plans by more than $25 million for any calendar year may be adopted only if approved by our CEO, Chief Financial Officer and Chief Legal Officer; and

•	an Employee Benefits Committee with full discretionary power in a fiduciary capacity to administer each of our employee benefit plans and pension plans.

Our human resources department supports the Compensation Committee in its work. Among other things, our human resources department compiles and analyzes historical compensation information for executives and market and proxy data, which is then used by the Compensation Committee to evaluate and make decisions about executive compensation. Our human resources department also uses this information as a basis for its recommendations to the Compensation Committee about the structure, form and amount of executive compensation. In reviewing the compensation for executives other than our CEO, the Compensation Committee considers recommendations and individual performance reviews from our CEO. And in reviewing the compensation for our CEO, the Compensation Committee may solicit input from one or more executives who report to our CEO.

The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve the consultant’s fees and retention terms. At the direction of the Compensation Committee, Qwest engages Mercer Human Resource Consulting as its compensation consultant. For 2006, Mercer assisted our human resources department with the compilation and analysis of historical compensation information and market and proxy data. Mercer also provided advice and recommendations relating to the market-based awards granted to our CEO and CFO in February 2006. Mercer receives its instructions from members of our human resources department, who are working at the direction of the Compensation Committee or its chairman, or directly from the Compensation Committee or its chairman.

Nominating and Governance Committee

Charter and Meetings

The Nominating and Governance Committee of our Board has a written charter, which is available in the “Corporate Governance” section of our website at www.qwest.com/about/investor/governance. The Nominating and Governance Committee met 7 times during 2006.

Director Qualifications and Criteria for Board Membership

Under its charter, the Nominating and Governance Committee has the responsibility to recommend candidates for election as directors and believes that candidates for director should have certain minimum qualifications, including experience in one or more of the following:

•	business or management for complex and large consolidated companies or other complex and large institutions;

•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;

•	the telecommunications industry; and

•	other significant and relevant areas deemed by the Nominating and Governance Committee to be valuable to Qwest.

Directors also should possess:

•	significant experience in their respective fields of endeavor;

•	useful knowledge, background and judgment; and

•	the commitment to learn Qwest’s business.

The Nominating and Governance Committee evaluates candidates for the Board on the basis of the process and standards set forth in its charter and in our Governance Guidelines. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. In 2006, we paid a fee to a third-party search firm, Boardroom Consultants, to assist us with the identification and selection of Anthony Welters as a director.

The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Nominating and Governance Committee does not intend to alter its criteria for evaluating potential director candidates, including the criteria set forth above, in the case of director candidates recommended by stockholders. The Nominating and Governance Committee periodically considers recommendations for director candidates. If you wish to raise a director nomination for next year’s annual meeting, you must comply with the notice and other requirements described above under the heading “Questions and Answers about the Proxy Materials and the Meeting —Q: May I propose actions for consideration at next year’s meeting of stockholders?”

Processes Relating to Director Compensation

Under its charter, the Nominating and Governance Committee is responsible for reviewing director compensation annually for appropriateness and sufficiency. Based on this review, the Nominating and Governance Committee recommends to the Board any proposed changes to director compensation. The Board is ultimately responsible for approving the form and amount of director compensation. The Nominating and Governance Committee has the power to appoint and delegate any of its responsibilities to subcommittees but no subcommittee may have any final decision-making authority on behalf of our Board. The Nominating and Governance Committee does not currently have any subcommittees.

Our human resources department supports the Nominating and Governance Committee and the Board in their work relating to director compensation. Among other things, our human resources department compiles and analyzes historical director compensation information and market and proxy data, which the Nominating and Governance Committee and the Board then use to evaluate and make decisions about director compensation. Our human resources department and executive officers also use this information as a basis for their recommendations to the Nominating and Governance Committee and the Board about the structure, form and amount of director compensation. These recommendations may include a recommendation from our CEO, who is a director but who does not receive any separate compensation for his role as a director. As discussed above under the heading “Compensation and Human Resources Committee—Processes Relating to Executive Compensation” and below under the heading “Executive Compensation,” our CEO’s compensation is evaluated and approved by the Compensation Committee.

The Nominating and Governance Committee has the authority to retain independent consultants as it deems appropriate to carry out its duties. As described above, Qwest engages Mercer Human Resources Consulting as its compensation consultant. For 2006, Mercer assisted our human resources department with the compilation and analysis of historical compensation information and market and proxy data. Mercer receives its instructions from members of our human resources department, who are working at the direction of the Compensation Committee or its chairman.

Finance Committee

The purpose of the Finance Committee is, among other things, to review and evaluate our financial needs, to approve the issuance of debt and equity securities and to oversee the administration of our trust funds. The Finance Committee also makes recommendations to our Board and management regarding financial policies and objectives. The Finance Committee met twice during 2006.

Executive Committee

The Executive Committee may exercise all the powers and authority of our Board in the management of Qwest, except as prohibited by the Delaware General Corporation Law. The Executive Committee did not meet or act by unanimous written consent during 2006.

How to Obtain Copies of our Governance-Related Materials

Copies of our Governance Guidelines, codes of conduct and the charters for the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are available in the “Corporate Governance” section of our website at www.qwest.com/about/investor/governance. Copies of these documents are also available in print to any stockholder who requests them by sending a written request to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202.

DIRECTOR COMPENSATION

Director Compensation Table

The table below summarizes the compensation paid to and earned by each of our non-employee directors in 2006. The compensation reflected in the table below was paid in accordance with our director compensation plan, which is described in more detail below under the heading “Director Compensation Plan.” Directors who are also employees do not receive any separate compensation for their services as directors. Richard C. Notebaert is our only director who is also an employee. You can find information about Mr. Notebaert’s compensation under the heading “Executive Compensation” below.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Current Non-Employee Directors
Linda G. Alvarado	$50,000	$39,036	$89,036
Charles L. Biggs	$60,000	$39,036	$99,036
K. Dane Brooksher	$70,000	$39,036	$109,036
Peter S. Hellman	$50,750	$39,036	$89,786
R. David Hoover	$50,750	$85,880	$136,630
Patrick J. Martin	$60,750	$72,414	$133,164
Caroline Matthews	$50,000	$85,880	$135,880
Wayne W. Murdy	$50,000	$72,414	$122,414
Frank P. Popoff	$70,000	$39,036	$109,036
James A. Unruh	$60,000	$72,414	$132,414
Anthony Welters(3)	$22,116	$13,202	$35,318
Former Directors
Philip F. Anschutz(4)	$25,022	$9,513	$34,535
Cannon Y. Harvey(4)	$20,856	$9,513	$30,369

(1)

Amounts have been adjusted (a) to include fees earned in 2006 but paid (or credited as deferred compensation) in 2007, and (b) to exclude fees earned in 2005 but paid (or credited as deferred compensation) in 2006. Each of Ms. Alvarado and Messrs. Brooksher, Hoover, Martin, Popoff, Unruh and Welters elected to defer all of their fees earned in 2006 pursuant to our Deferred Compensation Plan for Non-Employee Directors, which is described more fully below. In connection with Mr. Harvey’s retirement from our Board on May 24, 2006, we distributed $944,642 to him under the Deferred Compensation Plan for Non-Employee Directors. This amount represents his account balance of 139,947 phantom equity units on that date, multiplied by the closing market price of our common stock on that date ($6.75).

(2)	Represents the amount we recognized in 2006 for financial statement reporting purposes with respect to options granted in 2006 and previous years. In accordance with SEC rules, this amount disregards the estimate of forfeitures on service-based awards.

2006 Option Awards

Each of our non-employee directors other than Mr. Welters received an option for 40,000 shares with a grant date of January 3, 2006. Our Compensation Committee approved these grants on October 20, 2005. The estimated grant date fair value of each of these awards was $157,457. Mr. Welters received an option for 22,000 shares with a grant date of July 25, 2006. This was also the date on which our Compensation Committee approved the grant. The estimated grant date fair value of this award was $121,086. We used the following assumptions to determine the estimated grant date fair values:

	Grant Date
	January 3, 2006	July 25, 2006
Risk-free interest rate	4.2%	4.9%
Expected dividend yield	0	0
Expected option life (years)	5.8	5.3
Expected stock price volatility	80.1%	80.4%

Two of the more significant assumptions used to determine these estimates are the expected option life and the expected volatility, both of which we estimated based on historical information.

We granted these options in accordance with our director compensation plan, which provides for an annual stock option grant valued by us at $100,000 and a new director stock option grant valued by us at $120,000. These amounts differ from the estimated grant date fair values shown above because we use a different method to calculate each set of amounts. To determine the estimated grant date fair values, we use the Black-Scholes option valuation model using the assumptions described above, which are the same assumptions we use for financial statement reporting purposes. To determine the $100,000 and $120,000 valuations, we also use the Black-Scholes option valuation model. However, for administrative purposes, we use a single option value for each quarter. This quarterly option value is based on the average Black-Scholes value for the last calendar week of the previous quarter.

Previous Years’ Option Awards

You can find information about assumptions we used to determine the estimated grant date fair value of awards granted in years prior to 2006 in the financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Options

The following table presents the aggregate number of outstanding options held by each of our non-employee directors on December 31, 2006:

Name	Aggregate Number of Securities Underlying Outstanding Options
	Vested	Unvested
Linda G. Alvarado	61,880	40,000
Charles L. Biggs	40,000	40,000
K. Dane Brooksher	40,000	40,000
Peter S. Hellman	61,880	40,000
R. David Hoover	—	88,000
Patrick J. Martin	—	88,000
Caroline Matthews	—	88,000
Wayne W. Murdy	—	88,000
Frank P. Popoff	67,068	40,000
James A. Unruh	—	88,000
Anthony Welters	—	22,000

(3)	Mr. Welters joined the Board in July 2006.
(4)	Messrs. Anschutz and Harvey did not stand for reelection to our Board at our 2006 annual meeting of stockholders held on May 24, 2006. As a result, they forfeited options for 40,000 and 50,000 shares of our common stock, respectively.

Director Compensation Plan

For 2006, our non-employee directors were entitled to the following compensation:

•	an annual cash retainer of $50,000; and

•	an annual option grant valued by us at $100,000.

In addition, our independent lead director and the director who chairs the Audit Committee were each paid an annual retainer of $20,000, and the directors who chair the other committees of the Board were each paid an annual retainer of $10,000. Our non-employee directors do not receive meeting participation fees unless they attend more than 12 meetings of the Board or a particular committee during a calendar year, in which case non-employee directors receive $1,500 for each additional in-person meeting attended (or $750 for each additional telephonic meeting) up to an annual aggregate amount of $25,000. Our one newly appointed non-employee director received an initial option grant valued by us at $120,000.

The options awarded to our non-employee directors were granted under our Equity Incentive Plan. The annual option awards vest over four years at 25% per year, and the initial option award cliff vests in full after four years. The options terminate if they are not exercised by the tenth anniversary of the date of grant and terminate to the extent they are not vested on the director’s removal or resignation from the Board. The options will fully vest upon a change in control, as defined in our Equity Incentive Plan and described below under “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.”

Non-employee directors were also entitled to reimbursement for their travel, lodging and other reasonable out-of-pocket expenses in connection with their attendance at Board, committee and stockholder meetings and for other reasonable expenses related to Board service, such as continuing education. Non-employee directors may sometimes use our corporate aircraft to travel to or from Board, committee and stockholder meetings. On occasion, a director’s spouse may also travel on a flight. We do not allocate any incremental cost to the director for his or her spouse’s use of our aircraft, and we do not pay any other expenses for the spouse’s benefit.

In December 2006, upon recommendations of the Nominating and Governance Committee and the Compensation Committee, our Board approved changes to our non-employee director compensation plan. Under the revised plan, non-employee directors are entitled to the same compensation described above, except that (a) with respect to the annual and new director equity grants, directors receive half of the value of these awards in the form of stock options and half in the form of restricted stock and (b) annual equity awards vest over two years at 50% per year.

Equity Award Practices

The grant date of each annual equity grant to directors is the first business or trading day of the year, and the grant date of each initial equity grant to directors is the date on which the director is appointed to the Board. The 2006 annual option grants have a grant date of January 3, 2006 and were approved by the Compensation Committee on October 20, 2005. The only grant to a new director in 2006 has a grant date of July 25, 2006, which is also the date on which the Compensation Committee approved the grant. All options granted to our directors since the beginning of 2006 have an exercise price equal to the closing market price of our common stock on the grant date. The Compensation Committee may or may not possess material nonpublic information when it approves awards. However, the Compensation Committee consistently acts only at a particular time of the year and does not try to achieve more advantageous grant dates or exercise prices in connection with the timing of the release of material nonpublic information.

Equity Compensation Plan for Non-Employee Directors

Under our Equity Compensation Plan for Non-Employee Directors, non-employee directors may elect, on a quarterly basis, to receive any or all of the amount of their annual directors’ fees and meeting fees in the form of shares of our common stock. Since the beginning of 2006, none of our directors has made this election.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors may elect to defer their directors’ fees for an upcoming year pursuant to our Deferred Compensation Plan for Non-Employee Directors. A director’s election to defer fees must be made within 30 days of the director’s appointment to the Board (with respect to fees not yet earned) and thereafter on an annual basis in the calendar year before the calendar year in which the fees would otherwise be payable. As the fees would have been payable, we credit the director’s account with “phantom units,” which are held in a notational account. Each phantom unit represents a value equivalent to one share of our common stock and is subject to adjustment for cash dividends payable to our stockholders as well as stock dividends and splits, consolidations and other transactions that affect the number of shares of our common stock outstanding. The account is ultimately distributed to the director when he or she ceases to be a director and is paid in the form of a lump-sum cash payment.

The following table presents the number of phantom equity units credited to accounts for our non-employee directors and the value of those units as of December 31, 2006:

Name	Number of Phantom Equity Units	Value of Phantom Equity Units(1)
Linda G. Alvarado	173,088	$1,448,747
Charles L. Biggs	44,837	$375,286
K. Dane Brooksher	63,398	$530,641
Peter S. Hellman	217,736	$1,822,450
R. David Hoover	7,143	$59,787
Patrick J. Martin	9,886	$82,746
Caroline Matthews	740	$6,194
Wayne W. Murdy	4,607	$38,561
Frank P. Popoff	180,229	$1,508,517
James A. Unruh	11,449	$95,828
Anthony Welters	2,596	$21,729

(1)	Value is calculated by multiplying the closing market price of our common stock on December 29, 2006 ($8.37) by the number of phantom equity units.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

All of our directors stand for election annually and for terms that expire at the next annual meeting. Any director appointed to our Board as a result of a newly created directorship or to fill a vacancy on our Board holds office until the next annual meeting. The Nominating and Governance Committee has nominated the 12 persons named below to serve as directors until our next annual meeting and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. All nominees are currently serving on our Board. Our Board appointed Mr. Welters to the Board in July 2006, and therefore he has not previously stood for election at an annual meeting. Our stockholders elected all other nominees.

Unless you indicate on your proxy card or in the telephone or Internet voting systems that you are voting AGAINST one or more of the nominees or that you ABSTAIN from voting with respect to one or more of the nominees, the persons named as proxies will vote all proxies received FOR the election of each nominee. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees will be able to serve if elected. If any nominee is unavailable for election, the persons named as proxies will vote your shares FOR the election of a substitute nominee proposed by our Board.

Each nominee will be elected a director if he or she receives the affirmative vote of a majority of the votes cast with respect to that director’s election. A majority of the votes cast means that the number of votes FOR a director must exceed 50% of the votes cast with respect to that director’s election. Votes AGAINST the director count as votes cast with respect to that director, but ABSTENTIONS do not count as votes cast with respect to the director. In accordance with our Amended and Restated Bylaws, each nominee has submitted an irrevocable letter of resignation, which is conditioned upon (a) him or her not receiving 50% of the votes cast and (b) the Board’s acceptance of the resignation. If a director does not receive 50% of the votes cast, the Board, acting on the recommendation of the Nominating and Governance Committee, will determine whether to accept the director’s resignation. The Board will make this determination within 90 days of receiving certified voting results and may consider any appropriate and relevant information. The Board will accept the director’s resignation unless it determines that a compelling reason exists for concluding that it is in our best interests for the director to remain a director. Except in certain circumstances where a quorum would not exist, the Nominating and Governance Committee and the Board will make their determinations without the participation of any directors who did not receive 50% of the votes cast.

Recommendation of our Board of Directors

The Board of Directors recommends that you vote FOR each of the director nominees named below. Proxies will be voted FOR each of the nominees named below unless you otherwise specify in your proxy.

Below you can find information, including biographical information, about our director nominees.

Name	Age(1)	Year Began as Director
Richard C. Notebaert(2)	59	2002
Linda G. Alvarado	55	2000
Charles L. Biggs	66	2004
K. Dane Brooksher	68	2004
Peter S. Hellman	57	2000
R. David Hoover	61	2005
Patrick J. Martin	66	2005
Caroline Matthews	47	2005
Wayne W. Murdy	62	2005
Frank P. Popoff	71	2000
James A. Unruh	66	2005
Anthony Welters	52	2006

(1)	As of March 26, 2007.
(2)	Under the terms of Mr. Notebaert’s employment agreement, we have agreed that, during the term of the agreement and while Mr. Notebaert is employed by us, we will use our best efforts to cause him to be appointed as one of our directors and to include him in the Board’s slate of nominees for election as a director at annual meetings of our stockholders and will recommend to our stockholders that he be elected as a director.

Richard C. Notebaert has been our Chairman and Chief Executive Officer since June 2002. From August 2000 to June 2002, Mr. Notebaert was President and Chief Executive Officer of Tellabs, a communications equipment provider. Prior to that, Mr. Notebaert had a 30-year career with Ameritech Corporation (which was acquired by SBC Communications Inc. in 1999), holding numerous positions including most recently Chairman and Chief Executive Officer. Mr. Notebaert currently serves as a director of Aon Corporation and Cardinal Health, Inc. Mr. Notebaert received a bachelor of arts degree and an M.B.A., both from the University of Wisconsin.

Linda G. Alvarado has been President and Chief Executive Officer of Alvarado Construction, Inc. since 1978. Alvarado Construction is a commercial and industrial general contractor, construction management, development and property management company. Ms. Alvarado currently serves as a director of Pepsi Bottling Group, 3M Company, Pitney Bowes, Inc. and Lennox International Inc. Ms. Alvarado earned a bachelor’s degree from Pomona College.

Charles L. Biggs was a management consultant with Deloitte & Touche, a professional services firm that provides assurance and advisory, tax and management consulting services, from 1968 until his retirement in November 2002. At Deloitte, Mr. Biggs held various management positions, including National Director of Strategy Services for Deloitte’s strategy arm and Chairman of Deloitte/Holt Value Associates. Mr. Biggs currently serves as a director of Standard Parking Corporation. Mr. Biggs earned a bachelor’s degree in industrial management from Kent State University.

K. Dane Brooksher is Chairman of ProLogis, a provider of distribution facilities and services, and has served as a member of its Board of Trustees since November 1993. Mr. Brooksher served as Chairman and Chief Executive Officer of ProLogis from March 1999 to December 2004. Before joining ProLogis, Mr. Brooksher spent more than 32 years with KPMG Peat Marwick (now KPMG LLP). Mr. Brooksher currently serves as a director of ProLogis, Pactiv Corporation and Cass Information Systems, Inc. Mr. Brooksher earned a bachelor’s degree from the College of William and Mary.

Peter S. Hellman has held various management positions with Nordson Corporation since 2000, including President from 2004 and Chief Financial and Administrative Officer from 2000. Nordson is a designer, manufacturer and marketer of industrial equipment. Prior to joining Nordson, Mr. Hellman held various positions at TRW Inc., BP America and The Irving Trust Company. Mr. Hellman currently serves as a director of Nordson, Baxter International Inc. and Owens-Illinois, Inc. Mr. Hellman earned a bachelor’s degree from Hobart College and an M.B.A. from Case Western Reserve University.

R. David Hoover has held various management positions with Ball Corporation since 1970, including Chairman since April 2002, Chief Executive Officer since January 2001 and President since January 2000. Ball is a provider of metal and plastic packaging, primarily for beverages and foods, and of aerospace and other technologies and services. Mr. Hoover currently serves as a director of Ball, Energizer Holdings, Inc. and Irwin Financial Corporation. Mr. Hoover received a bachelor’s degree from DePauw University and an M.B.A. from Indiana University and completed the Advanced Management Program of the Harvard University Graduate School of Business.

Patrick J. Martin was Chairman, President and Chief Executive Officer of Storage Technology Corporation from July 2000 until his retirement in August 2005. Storage Technology was a designer, manufacturer and marketer of tape drives and automated cartridge libraries, disk arrays and network management and backup software that was acquired by Sun Microsystems, Inc. in August 2005. Prior to joining Storage Technology, Mr. Martin held various management positions with Xerox Corporation. Mr. Martin earned a bachelor’s degree from Iona College, a master’s degree and Ph.D. from George Washington University and a P.M.D. from Harvard University.

Caroline Matthews has served as President of the WellPoint Foundation since September 2006. The WellPoint Foundation is a private, non-profit organization wholly funded by health insurance provider, WellPoint, Inc., to administer its charitable contributions and programs. Since 1988, Ms. Matthews has held various management positions with WellPoint and its affiliates, including President of Blue Cross and Blue Shield of Georgia from December 2004 to September 2006, President of Anthem Blue Cross and Blue Shield’s West Region from August 2004 to December 2004 and Chief Operating Officer of Anthem Blue Cross and Blue Shield’s West Region from January 2000 to August 2004. Ms. Matthews received a bachelor’s degree from Sheffield University in Yorkshire, England and an M.B.A. from Indiana University.

Wayne W. Murdy has held various management positions with Newmont Mining Corporation, a worldwide gold producer, since 1992, including Chairman since January 2002 and Chief Executive Officer since January 2001. Before joining Newmont Mining, Mr. Murdy spent 15 years serving in senior financial positions in the oil and gas industry, including positions with Apache Corporation and Getty Oil Company. He currently serves as a director of Newmont Mining. Mr. Murdy earned a bachelor’s degree from California State University at Long Beach.

Frank P. Popoff was Chairman of The Dow Chemical Company, which manufactures chemical, plastic and agricultural products, from 1992 until his retirement in October 2000. During his career at Dow, Mr. Popoff also served as Chief Executive Officer. Mr. Popoff currently serves as a director of American Express Company, Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation. Mr. Popoff earned a bachelor’s degree in chemistry and an M.B.A. from Indiana University.

James A. Unruh has served as Principal of Alerion Capital Group, a merchant banking organization focused on private equity, since 1998. Prior to joining Alerion Capital, Mr. Unruh held various positions with Unisys Corporation and its predecessors, including most recently Chairman, President and Chief Executive Officer.

Mr. Unruh currently serves as a director of CSG Systems International, Inc., Prudential Financial, Inc. and Tenet Healthcare Corporation. He earned a bachelor’s degree from Jamestown College and an M.B.A. from the University of Denver.

Anthony Welters has served as of Executive Vice President of UnitedHealth Group since January 2007. UnitedHealth Group provides health care services and resources. Mr. Welters previously served as President and Chief Executive Officer of AmeriChoice Corporation (a UnitedHealth Group company) from 1989 when he founded the company until December 2007. Mr. Welters currently serves as a director of West Pharmaceutical Services, Inc. and C.R. Bard, Inc. Mr. Welters received a bachelor’s degree from Manhattanville College and a J.D. from New York University School of Law.

EXECUTIVE OFFICERS AND MANAGEMENT

Below you can find information, including biographical information, about our executive officers (other than Mr. Notebaert, whose biographical information appears above).

Name	Age(1)	Position
Oren G. Shaffer	64	Vice Chairman and Chief Financial Officer(2)
Barry K. Allen	58	Executive Vice President, Operations
Richard N. Baer	49	Executive Vice President, General Counsel and Corporate Secretary
Paula Kruger	56	Executive Vice President, Mass Markets Group
Thomas E. Richards	52	Executive Vice President, Business Markets Group
John W. Richardson	62	Senior Vice President—Finance and Controller(2)

(1)	As of March 26, 2007.
(2)	On February 22, 2007, Mr. Shaffer announced his decision to resign effective as of April 1, 2007. On February 27, 2007, our Board appointed Mr. Richardson as our Executive Vice President and Chief Financial Officer effective as of the effective time of Mr. Shaffer’s resignation.

Oren G. Shaffer has been our Vice Chairman and Chief Financial Officer since July 2002. On February 22, 2007, Mr. Shaffer announced his decision to resign effective as of April 1, 2007. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. Mr. Shaffer has also served as Chief Financial Officer of Ameritech Corporation (which was acquired by SBC Communications Inc.), President of Virgo Cap Inc. and in various positions and as a director at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the boards of directors of Belgacom SA, the Daiwa family of mutual funds, Intermec, Inc. and Terex Corporation. He holds a bachelor of science degree in business administration from the University of California at Berkeley and an M.S. degree in management from the Massachusetts Institute of Technology.

Barry K. Allen has served as our Executive Vice President, Operations, since March 2004. From August 2002 to March 2004, Mr. Allen served as our Executive Vice President and Chief Human Resources Officer. From August 2000 to August 2002, Mr. Allen was President of Allen Enterprises, LLC, a private equity investment and management company he founded. Prior to that, Mr. Allen was Executive Vice President of Ameritech Corporation (which was acquired by SBC Communications Inc.). Mr. Allen serves on the boards of directors of Harley Davidson Inc. and the Fiduciary Management, Inc. family of mutual funds. Mr. Allen received a bachelor of arts degree from the University of Kentucky and an M.B.A. from Boston University.

Richard N. Baer has been our Executive Vice President, General Counsel and Corporate Secretary since December 2002. Mr. Baer, who joined Qwest in 2001, served as our Deputy General Counsel from January 2001 to July 2002 and as Special Legal Counsel to our Chairman and CEO from July 2002 to December 2002. Prior to joining Qwest, Mr. Baer was chairman of the litigation department at the Denver law firm of Sherman & Howard. Mr. Baer received his bachelor of arts degree from Columbia University and his juris doctor degree from Duke University.

Paula Kruger has served as our Executive Vice President, Mass Markets Group, since September 2003. From December 2001 to September 2003, Ms. Kruger served as President of the Customer Relationship Management service line at Electronic Data Systems Corporation, a technology company. Prior to that, Ms. Kruger was a search consultant for two executive search firms and served as Executive Vice President of Operations at Excel Communications, Inc. Ms. Kruger currently serves as a director of Technology Solutions Company. Ms. Kruger earned a bachelor of arts degree in economics from C.W. Post—Long Island University and an M.B.A. from C.W. Post—Roth Graduate School of Business.

Thomas E. Richards has been our Executive Vice President, Business Markets Group, since April 2005. From January 2004 to March 2005, Mr. Richards worked periodically as an independent consultant. From January 2000 to December 2003, Mr. Richards was Chairman, President and Chief Executive Officer of Clear Communications, Inc., a supplier of optical and digital network management software. Prior to joining Clear Communications, Mr. Richards held executive positions at Ameritech Corporation and Bell Atlantic Corporation. Mr. Richards received a bachelor of arts degree from the University of Pittsburgh and an M.S. degree in management from the Massachusetts Institute of Technology.

John W. Richardson has served as our Controller and Senior Vice President since April 2003 and was designated our chief accounting officer in April 2004. On February 27, 2007, our Board appointed Mr. Richardson as our Executive Vice President and Chief Financial Officer effective as of the effective time of Mr. Shaffer’s resignation. From October 2002 to April 2003, Mr. Richardson was an independent consultant. From 1967 to October 2002, Mr. Richardson held various financial positions at the Goodyear Tire & Rubber Company, a tire manufacturer, including most recently Vice President of Finance for the North American tire business unit. Mr. Richardson currently serves as a director of Ashworth, Inc. Mr. Richardson received his B.B.A. degree from Ohio University.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

When we refer to our “executives” in this section, we mean our five named executive officers listed in the “Summary Compensation Table” below.

Compensation Objectives

Under the supervision of the Compensation Committee, we have developed and implemented executive compensation practices that we believe allow us to attract, retain, motivate and appropriately reward the talented individuals we need to continue to be a leading provider of voice, data and video services and to maintain our commitment to the “Spirit of Service.” These practices are also intended to align the interests of executives with those of our long-term stockholders. The Compensation Committee believes our executive compensation practices result in executive compensation that is reasonable, appropriate and not excessive.

The following principles influence and guide our executive compensation practices:

•

Compensation levels should be sufficiently competitive to attract and retain talented executives. Our overall compensation levels are targeted to attract and retain the superior talent we need to achieve and maintain our business goals. We believe this means that total compensation should be at or above the median of our peer group. You can find more information about our peer group and our benchmarking practices below under the heading “Use of Market and Proxy Data and Benchmarking.”

•

Compensation should reflect position and responsibility. Total compensation generally increases with position and responsibility. We also believe a greater percentage of total compensation should be at risk as position and responsibility increase. Thus, executives with greater roles in, and responsibility for, achieving Qwest’s performance goals should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed. Elements of compensation that are at risk include, for example, annual bonuses and stock options.

•

Compensation should relate to and reward corporate and individual performance. Several elements of executive compensation are tied to corporate or individual performance. First, in setting salaries we believe in paying for performance, meaning that higher performing executives receive higher salaries compared to executives in similarly-situated positions at companies in our peer group. Second, annual bonuses for management employees, including executives, are linked directly to various components of Qwest’s performance as a whole as well as to individual levels of performance. Qwest’s financial and business performance is measured relative to pre-established performance targets. If Qwest’s performance is above targeted levels, executives may receive higher bonuses. Likewise, corporate performance below targeted levels may result in lower bonuses. Actual bonus payments for each executive are tied in part to individual performance. Third, equity-based compensation, consisting of stock options and restricted stock, is by its nature tied to our longer-term financial performance.

•

Compensation should be balanced between cash and equity-based compensation and balanced between forms of equity-based compensation. Equity ownership encourages executives to behave like owners and provides a clear link between the interests of executives and those of stockholders. In addition, as level of responsibility increases, executives generally have greater influence over our long-term stock performance. As such, we believe that a portion of executives’ total compensation should be paid in the form of equity and that the ratio of equity-based compensation to cash compensation should increase as position and level of responsibility increase. Executives receive about half of their equity-based compensation in the form of stock options and half in the form of restricted stock. We believe this practice provides additional balance and diversity to our executive compensation packages. Both options and restricted stock increase in value as the value of our stock increases. However, stock options provide a benefit to the executive only if the value of our stock increases, while restricted stock has inherent value even if the value of our stock remains stable.

•

Compensation should provide a mix of current, annual and long-term compensation. We strive to hire and retain executives who are focused upon the long-term success of Qwest. We achieve this goal by providing a mix of current, annual and long-term compensation. Current compensation is designed to provide an immediate financial incentive to our executives. Annual and long-term compensation are designed to focus executives on our longer-term achievements. Participation in annual and long-term compensation increases at the higher levels of responsibility where executives have the greatest influence on our lasting success and profitability. Current compensation includes, for example, salary and perquisites; annual compensation includes annual performance-based bonuses; and long-term compensation includes equity-based compensation (such as stock options and restricted stock) and retirement, pension, severance and change-in-control benefits.

Use of Market and Proxy Data and Benchmarking

As noted above, the Compensation Committee strives to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent. We refer to these other companies as our peer group. To do this, the Compensation Committee relies on market and proxy data collected and analyzed by its compensation consultant, Mercer Human Resource Consulting, and our human resources department. In general, market data is collected through independent surveys, and proxy data is gathered from publicly-available proxy statements. In analyzing this data, Mercer uses statistical tools to increase the usefulness and comparability of data. The Compensation Committee also benchmarks our executive compensation against our peer group. In particular, we benchmark total annual cash compensation (consisting of salary and bonus) and equity-based compensation. You can find more information about our benchmarking practices for each of these elements of compensation below under the heading “Elements of Compensation.” Our human resources department, with assistance from Mercer, determines the makeup of our peer group and reevaluates this makeup on an annual basis. For 2006, our peer group consisted of 10 companies within our industry and related industries. Eight of these companies, like us, are Fortune 300 companies. Below is a list of the companies in our peer group in 2006.

ALLTEL Corporation AT&T Corp. Bellsouth Corporation Centurytel Inc. Citizens Communications Co.	Comcast Corporation Lucent Technologies Inc. Motorola, Inc. Sprint Nextel Corporation Verizon Communications, Inc.

You can find more information about our processes relating to executive compensation above under the heading “Governance of the Company—Meetings and Committees—Compensation and Human Resources Committee—Processes Relating to Executive Compensation.”

Elements of Compensation

Our compensation structure for executives consists of the following key elements, each of which is described in more detail below:

•	total annual cash compensation, consisting of salary and bonus;

•	equity-based compensation, consisting of stock options and restricted stock;

•	post-employment compensation; and

•	perquisites and other benefits.

You can find more information about the value of the various elements of 2006 compensation for our executives below under the heading “Summary Compensation Table.”

Total Annual Cash Compensation

Total annual cash compensation consists of market-competitive salaries and performance-based bonuses. As noted above under the heading “Use of Market and Proxy Data and Benchmarking,” we benchmark against our peer group when setting target levels for total annual cash compensation for our executives. The Compensation Committee believes that total annual cash compensation should be targeted generally between the 50th and 75th percentiles depending on experience, complexity and difficulty of position and performance. We believe these target levels are necessary to allow us to meet our objective of attracting and retaining the superior talent we need to achieve and maintain our business goals.

Salary

Executive salaries are determined by the Compensation Committee and are designed to be competitive compared with prevailing market rates for equivalent positions. This involves setting salaries at levels that meet our total annual cash compensation targets discussed above. An executive’s actual salary is based on a variety of additional factors, including level of responsibility, scope and impact of decision-making, experience and future potential. We may also increase an executive’s salary based on performance.

The Compensation Committee reviews executive salaries annually and at the time of a promotion or other change in responsibilities. For 2006, Mr. Notebaert received a salary of $1.1 million, which is the same salary he has received since joining Qwest in 2002. Consistent with the compensation objectives described above, the Compensation Committee believes a larger proportion of total compensation for our senior-most executive should be performance-based, equity-based and/or long-term in nature. As such, the Compensation Committee determined that, at that time, Mr. Notebaert’s salary remained appropriate and that increases to his total compensation should come through other elements of compensation, such as bonus and equity awards. Mr. Baer received a salary increase of approximately 10% from 2005 to 2006, and each of our other executives received a salary increase of 5% or less for that period. These increases were based on individual performance and a review of market and proxy data. As noted above, we generally target total annual cash compensation for executives between the 50th and 75th percentiles in relation to similarly-situated positions at companies in our peer group.

Bonus

Our executives participated in the 2006 Qwest Management Bonus Plan last year and are eligible to participate in the 2007 Qwest Management Bonus Plan this year. The SEC refers to bonus payments under these types of plans as “non-equity incentive plan compensation,” and in accordance with SEC rules we use that term in many of the tables below.

Under the annual bonus plans, an executive’s bonus payment is calculated as follows:

Annual Bonus	=	Salary	x	Bonus Target Percentage	x	Corporate Performance Percentage	x	Individual Performance Percentage

Bonus targets increase with position and responsibility. The Compensation Committee reviews the bonus targets for our executives on an annual basis. Bonus targets are structured to meet the total annual cash compensation targets discussed above. Increases may be market- or performance-driven. For 2006, the Compensation Committee did not make any changes to the bonus targets for our executives. The Compensation Committee believes the existing bonus targets continue to result in targeted total annual cash compensation consistent with our benchmarking and other compensation objectives discussed above. Bonus target percentages for our executives are set forth in the table at the end of this section.

Corporate performance is determined by a weighted average of a combination of measures, which may include revenue, net income, cash flow, imperatives and business unit performance depending on the department in which the executive works. Imperatives may include, among other things, customer satisfaction, customer retention, productivity and efficiency. The Compensation Committee periodically reviews with management the appropriateness of the performance measures and their weighting. In general, the Compensation Committee and management believe that the current measures and weighting provide an accurate appraisal of our overall annual performance that is consistent with how our performance is viewed both internally and externally.

For Messrs. Notebaert, Shaffer and Baer, corporate performance is the weighted average of the following measures relating to Qwest’s overall performance:

Revenue	25%
Net Income	25%
Cash Flow	30%
Imperatives	20%

For Mr. Allen and Ms. Kruger, corporate performance is based 60% on the weighted average of the four performance measures listed above and 40% on his or her respective business unit’s performance. For Mr. Allen, this includes capital, operating margin and imperatives relating to our network and information technologies business unit. For Ms. Kruger, this includes revenue, operating margin and imperatives relating to our mass markets business unit.

The Compensation Committee approves performance targets for each of these measures at the beginning of the year. The targets are stated in qualitative terms for the imperatives measure (for example, excellent, good, okay and poor) and in quantitative terms for all other measures. Our management, including our CEO, recommends the targets for the imperatives measure. The targets for all other measures are derived from Qwest’s financial budgets for the year as approved by our Board and are also based on recommendations from management, including our CEO. For each measure, the Compensation Committee approves a range of targets that correspond to a payout range from 0% to 150%.

After year end, the Compensation Committee reviews management’s assessment of actual performance as compared to the pre-established performance targets. For the imperatives measure, assessing actual performance is subjective, and significant consideration is given to management’s recommendations. For the other measures, the Compensation Committee also considers management’s recommendations and may adjust actual performance for unusual and non-recurring items that were not contemplated by the targets. Based on this review, the Compensation Committee determines whether the targets were attained and consequently whether we should pay bonuses under the plan. Overall, we believe payout at the 80% level should be achievable, payout at the 100% level is challenging and payout at the 150% level is difficult. We paid bonuses under our bonus plans in 5 out of the past 6 years, and the corporate performance percentage in those 5 years averaged 94%.

As a result of consultation with certain of our stockholders, our Board and the Compensation Committee have adopted a policy that requires us to exclude as a factor in determining annual or short-term incentive compensation for executives (including payouts under the bonus plans) any impact on net income from “net pension cost” resulting from projected returns or debits on employee pension assets. Net pension cost is defined in our Governance Guidelines and means generally the gain or loss associated with changes in estimated pension costs as determined under accounting principles generally accepted in the United States of America.

Individual performance is based on an evaluation of the executive’s overall performance compared to pre-established performance objectives and the executive’s behavior in view of Qwest’s brand attributes and values. Individual performance percentages range from 0% to 150%. The Compensation Committee approves the individual performance of each of our executives.

In February 2007, the Compensation Committee determined that the pre-established performance targets under the 2006 Qwest Management Bonus Plan had been attained and consequently approved the payment of bonuses under the plan. The Compensation Committee also reviewed the performance of each of our executives and approved their individual performance percentages. In determining Mr. Notebaert’s individual performance percentage, the Compensation Committee considered, among other things:

•	our financial performance, including that we exceeded cash flow and net income targets, achieved our first year of profitability without a transaction and continued to strengthen our balance sheet;

•	improved credit ratings as a result of our overall improved financial position;

•	increased customer service ratings to their highest levels in company history;

•	significant advancement in resolving outstanding securities and other litigation; and

•	continued progress in leveling the competitive environment in the regulatory arena.

In determining individual performance percentages for all other executives, the Compensation Committee considered recommendations from Mr. Notebaert based on his evaluation of the executives’ individual contributions to the accomplishments listed above.

The table below shows how we calculated the 2006 bonuses for our executives:

	Salary	Bonus Target Percentage	Corporate Performance Percentage	Individual Performance Percentage	Bonus
Richard C. Notebaert	$1,100,000	200%	125.4%	150%	$4,138,200
Oren G. Shaffer	$824,000	150%	125.4%	150%	$2,324,916
Barry K. Allen	$690,000	150%	119.5%	130%	$1,607,873
Richard N. Baer	$605,000	150%	125.4%	125%	$1,422,506
Paula Kruger	$472,500	100%	112.4%	112%	$594,821

Equity-Based Compensation

Qwest has established an Equity Incentive Plan that allows for the granting of stock options, restricted stock and other awards to employees (including executives), consultants and non-employee directors. As discussed above under the heading “Compensation Objectives,” executives receive about half of their equity-based compensation in the form of stock options and half in the form of restricted stock. During the first quarter of each year, the Compensation Committee reviews and approves the amount, if any, of equity-based compensation to be awarded to each of our executives for that year. In February 2006, the Compensation Committee approved option and restricted stock awards to all of our executives.

The awards granted to Messrs. Allen and Baer and Ms. Kruger vest ratably over 4 years, as described more fully below under the heading “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.” In granting these awards, the Compensation Committee considered factors such as an appraisal of the executive’s future long-term potential and expected contributions, the executive’s base salary and the results achieved by the executive for the prior year. Each of these executives received an award valued by us at approximately 4 times his or her base salaries. Our human resources department recommended this value based on market and proxy data showing that in 2005 executives in similar-situated positions at companies in our peer group had received annual equity awards valued at approximately 3 to 6 times their base salaries.

The awards granted to Messrs. Notebaert and Shaffer contain vesting provisions that are tied to the market value of our common stock, as described more fully below under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.” The Compensation Committee believed it was important to tie a larger portion of the compensation of our two most senior executives to our longer-term success, thus supporting the compensation objectives described above. In addition, these awards were intended to enable us to retain Messrs. Notebaert and Shaffer.

Under our Equity Incentive Plan, holders of restricted stock have all voting, dividend, liquidation and other rights available to stockholders generally. We believe it is appropriate to provide these rights to holders of unvested restricted stock because it more closely aligns the holders’ interests with the interests of our stockholders generally.

Post-Employment Compensation

Retirement and Pension Plans

Executives are entitled to various retirement and pension plan benefits that are consistent with benefits provided by other companies, including companies in our peer group. We believe these benefits allow us to remain competitive in attracting and retaining qualified executives. These benefits include:

•	401(k) plan, including matching contributions by us for up to 3% of compensation;

•	Non-qualified deferred compensation plan, including matching contributions by us for up to 3% of compensation offset by the amount of any matching contributions made to the 401(k) plan;

•	Qualified pension plan; and

•	Non-qualified pension plan, which provides benefits that may exceed limits otherwise imposed under tax and employee benefit regulations.

None of our executives participated in our deferred compensation plan in 2006.

Messrs. Notebaert, Shaffer and Allen are also entitled to additional pension benefits, including credit for additional years of service. You can find more information about these benefits below under the heading “Pension Benefits.” These benefits are provided under their employment agreements entered into when we hired them in 2002. These benefits are tied to benefits the executives were entitled to at their previous employer, and we believe these benefits were an important factor in enabling us to attract these executives to Qwest.

Severance and Change in Control Benefits

We provide severance and change in control benefits to employees at the vice president level or above, including our executives. We have standard severance agreements for employees at the vice president level and a standard severance agreement for employees at the executive vice president level, including Mr. Baer and Ms. Kruger. Messrs. Notebaert, Shaffer and Allen are entitled to different and additional severance and change in control benefits, which are included in their employment agreements. You can find detailed information about these benefits for our executives below under the heading “Other Potential Post-Employment Compensation.”

As a result of consultation with certain of our stockholders, our Board and the Compensation Committee have adopted a policy that requires us to seek stockholder approval of all future severance agreements, or changes to existing severance agreements, with executives that provide for cash and non-standard benefits having a combined value of more than three times the sum of the executive’s salary and target bonus. The policy applies to agreements that provide for the payment of severance as a result of a termination by us without cause or a termination by the executive for good reason. Under the policy, standard benefits include items such as equity-based compensation awarded before termination, payments required by law or under a benefit plan generally available to executives, the value of pro rata bonuses already earned, the value of continued use of corporate office or administrative support and the value of any tax gross-ups. For other benefits, the policy provides that the Compensation Committee is responsible for determining whether those benefits constitute non-standard benefits. We have not been required to take any action under this policy since its adoption in December 2003.

Severance and change in control benefits are intended to preserve executive productivity and encourage retention in an actual or potential change in control of the company. We believe the importance of these benefits increases with position and level of responsibility. Messrs. Notebaert, Shaffer and Allen individually negotiated their severance and change in control benefits when we hired them in 2002, and Messrs. Notebaert and Shaffer negotiated additional benefits in 2005. These additional benefits provide, among other things, that Messrs. Notebaert and Shaffer receive the same severance benefits if they resign or retire for any reason after December 31, 2006 as they would receive if they were terminated without cause or by reason of death or disability. We believe that the benefits agreed to in 2002 were important factors in enabling us to attract Messrs. Notebaert, Shaffer and Allen to Qwest, and the benefits agreed to in 2005 were intended to enable us to retain Messrs. Notebaert and Shaffer. As noted above, the severance and change in control benefits for Mr. Baer and Ms. Kruger are consistent with the benefits provided to all executive vice presidents other than Mr. Allen.

As shown below under the heading “Other Potential Post-Employment Compensation,” except for the market-based vesting condition awards granted to Messrs. Notebaert and Shaffer, our executives (like all employees at the vice president level and above) receive single-trigger vesting upon a change in control. This means that, upon a change in control of Qwest, outstanding and unvested options held by our executives automatically become fully vested and exercisable, and their outstanding and unvested restricted stock automatically becomes fully vested and unrestricted. Single-trigger vesting is provided for under our Equity Incentive Plan, which has been approved by our stockholders. The market-based vesting condition awards granted to Messrs. Notebaert and Shaffer in February 2006 are subject to different change in control vesting provisions, which are described more fully below under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.”

Perquisites and Other Benefits

We provide executives with an annual flexible benefit payment, which is a cash payment made at the beginning of each year in lieu of the various perquisites commonly paid to executives. The amount of this payment increases with position and responsibility. Executives also receive a reimbursement for taxes to which they may be subject as a result of this payment. We often refer to these types of tax reimbursements as “tax gross-ups.” We believe that providing executives with the flexible benefits payment instead of paying perquisites on a piecemeal basis provides more certainty for us and the executives and is easier to administer. We believe the tax gross-up relating to this benefit helps us retain and reward our superior executive talent.

Some of our executives are also entitled to personal use of our corporate aircraft. Our policy is to limit the use of corporate aircraft for personal purposes. Mr. Notebaert’s employment agreement provides that we will require him (and his spouse if she accompanies him) to use corporate aircraft for all travel, whether business or personal. This use must be reasonable and is subject to review by the Compensation Committee. We believe this requirement provides enhanced security for our senior-most executive. Mr. Notebaert is also entitled to a tax gross-up for his and his spouse’s personal use of corporate aircraft. We believe the tax gross-up is appropriate because Mr. Notebaert is required to use our corporate aircraft for all of his personal travel. Under our corporate policies, our CEO must approve personal travel on corporate aircraft by any other executives or employees.

Mr. Notebaert receives several additional perquisites, including business club memberships, financial planning, a personal executive assistant and private office equipment, as well as a tax gross-up on each of these perquisites. Mr. Notebaert individually negotiated these additional perquisites when we hired him in 2002, and we believe these benefits were important factors in enabling us to attract Mr. Notebaert to Qwest. In addition, we believe benefits such as financial planning and an executive assistant give Mr. Notebaert more time to focus on our business.

Executives are entitled to reimbursement for the cost of an annual health physical. It is important to our business that our senior-most executives remain in good health. In addition, executives are entitled to various benefits that are available to employees generally, including:

•	medical, dental and vision insurance;

•	basic life insurance and disability coverage;

•	an allowance for certain costs relating to short-term disability insurance;

•	the option to participate in our ESPP, which is a stockholder-approved, tax-qualified plan that allows executives to purchase shares of our common stock at a discount;

•	paid holidays and other time off with pay; and

•	relocation and moving expenses under certain circumstances.

The Compensation Committee believes the perquisites and other benefits provided to executives are generally competitive with the benefit packages offered by companies in our peer group. From time to time, we obtain market data to confirm that these benefit programs remain competitive.

Clawback Policy

Our Board has adopted a policy whereby, in the event of a substantial restatement of previously issued financial statements, our Board will review all performance-based compensation awarded to executives that is attributable to performance during the time periods restated. Our Board will determine whether the restated results would have resulted in the same performance-based compensation for the executives. If not, the Board will consider:

•	whether the restatement was the result of executive misconduct;

•	the amount of additional executive compensation paid as a result of the previously issued financial statements;

•	our best interests in the circumstances; and

•	any other legal or other facts or circumstances our Board deems appropriate for consideration in the exercise of its fiduciary obligations to us and our shareholders.

If our Board then deems that an executive was improperly compensated as the result of the restatement and that it is in our best interests to recover the performance-based compensation paid to that executive, our Board will pursue all reasonable legal remedies to recover that performance-based compensation. We have not been required to take any action under this policy since its adoption in January 2005.

Equity Award Practices

The Compensation Committee observes a practice of awarding options and restricted stock only on a grant date that occurs in the first quarter of each year following the release of the prior year’s earnings results or in connection with certain management events, such as the hiring or promotion of an executive, a need to retain an executive, or the achievement by an executive of extraordinary personal performance objectives. All options granted to our executives since the beginning of 2006 have an exercise price equal to the closing market price of our common stock on the grant date. Each option and restricted stock award granted in 2006 to our executives has a grant date of February 16, 2006, which is also the date on which the Compensation Committee approved the awards. The Compensation Committee may or may not possess material nonpublic information when it approves awards. However, the Compensation Committee consistently acts only at a particular time of the year or in connection with certain management events and does not try to achieve more advantageous grant dates or exercise prices in connection with the timing of the release of material nonpublic information.

In January 2007, the Compensation Committee adopted a policy that, except as the Compensation Committee otherwise determines at the time of grant, the grant date for each annual equity award to employees (including our executives) will be March 5th or the first trading day thereafter if March 5th is not a trading day on the New York Stock Exchange.

Policies Relating to Equity Ownership

While we do not have a formal policy relating to executives’ stock retention, executives are encouraged to own Qwest stock, whether obtained through option and restricted stock grants or otherwise.

Our executives are subject to various trading restrictions and requirements under our insider trading policy. Among other things, executives may not engage in short sales of Qwest stock, may not sell or buy options on Qwest stock and may not sell or buy Qwest stock through puts, calls or similar instruments. Executives are not prohibited from pledging Qwest stock (as collateral for a loan or otherwise), but must comply with any trading restrictions applicable generally to transactions in Qwest securities.

Tax Deductibility of Compensation

The Compensation Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes our compensation practices strongly tie executive compensation to performance. The Compensation Committee believes it is in the best interests of us and our stockholders to comply with the tax law while still preserving the flexibility to reward executives consistent with our compensation philosophy as discussed above. The Compensation Committee is obligated to our stockholders to recognize and reward performance that increases the value of Qwest. On occasion, it may not be possible to satisfy all of the conditions of Section 162(m) for deductibility and still meet our compensation needs. Accordingly, the Compensation Committee will exercise discretion in those instances where tax law considerations would compromise the interests of stockholders.

Other Tax- and Accounting-Related Matters

During 2006, management and the Compensation Committee continued to monitor regulatory developments relating to Section 409A of the Internal Revenue Code, which imposes limitations and conditions on non-qualified deferred compensation plans and arrangements. We have amended several of our compensation arrangements to address these new rules and will make additional changes as necessary to fully comply with Section 409A and any regulations issued thereunder.

We provide executives a tax gross-up on the amount of their annual flexible benefit payment and provide Mr. Notebaert a tax gross-up on certain other perquisites. You can find more information about these tax gross-up payments above under the heading “Elements of Compensation—Perquisites and Other Benefits.”

SUMMARY COMPENSATION TABLE

The following table summarizes the 2006 compensation of our Chief Executive Officer, Chief Financial Officer and next three most highly compensated executive officers. We refer to these people as our named executive officers.

Name/Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Changes in Pension Value(4)	All Other Compensation(5)	Total
Richard C. Notebaert Chairman and Chief Executive Officer(6)	2006	$1,100,000	$5,018,520	$3,265,984	$4,138,200	$2,209,870	$757,913	$16,490,487

Oren G. Shaffer Vice Chairman and Chief Financial Officer(7)	2006	$824,000	$3,178,631	$2,071,402	$2,324,916	$696,303	$98,492	$9,193,744

Barry K. Allen Executive Vice President—Operations	2006	$690,000	$353,753	$584,274	$1,607,873	$966,099	$129,713	$4,331,712

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary	2006	$605,000	$310,063	$304,522	$1,422,506	$71,108	$66,176	$2,779,375

Paula Kruger Executive Vice President, Mass Markets Group	2006	$472,500	$242,413	$392,623	$594,821	$36,868	$69,214	$1,808,439

(1)	Salary has been adjusted to (a) include salary earned with respect to performance in 2006 but paid in 2007, and (b) exclude salary earned with respect to performance in 2005 but paid in 2006. Amounts include salary deferred at the election of the named executive officer pursuant to our 401(k) plan.
(2)	Represents the amount we recognized in 2006 for financial statement reporting purposes with respect to options and restricted stock, as applicable, granted in 2006 and previous years. In accordance with SEC rules, this amount disregards the estimate of forfeitures on service-based awards.

2006 Awards

Each of our named executive officers received an option and restricted stock award with a grant date of February 16, 2006. This was also the date on which our Compensation Committee approved the grants. The option and restricted stock awards granted to Messrs. Notebaert and Shaffer include vesting provisions that are tied to the market value of our common stock. As such, we do not believe our standard valuation models accurately estimate the fair value of these awards. We valued these awards using Monte-Carlo simulations using the following assumptions:

•	Risk-free interest rate of 4.5%;

•	Expected dividend yield of zero;

•	Expected option life of 10 years; and

•	Volatility factor of the expected market price of our common stock of 60%.

We believe the most significant assumption used in our estimate of fair value is the expected volatility, which we estimate based on historical information.

For the restricted stock awards granted to our other named executive officers, we used the closing price of our common stock on the date of grant ($6.15) as the fair value of the award. For the option awards granted to our other named executive officers, we used the Black-Scholes model using the following assumptions:

•	Risk-free interest rate of 4.5%;

•	Expected dividend yield of zero;

•	Expected option life of 5.8 years; and

•	Volatility factor of the expected market price of our common stock of 80.1%.

Two of the more significant assumptions used to determine these amounts are the expected option life and the expected volatility, both of which we estimated based on historical information.

You can find more information about these awards and their estimated grant date fair values below under the heading “Grants of Plan-Based Awards.”

Previous Years’ Awards

You can find information about assumptions we used to determine the estimated grant date fair value of awards granted in years prior to 2006 in the financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Represents payments under our 2006 Management Bonus Plan. In previous years’ proxy statements, these types of payments were reported in the column entitled “Bonus.”
(4)

Amounts represent the aggregate increase in actuarial value to the named executive officer of pension benefits accrued during 2006 based on the December 31st measurement date used for financial statement reporting purposes. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.” These amounts are calculated under the SEC’s new disclosure rules and therefore do not correlate to pension benefit amounts reported in previous years’ proxy statements.

(5)	The table below provides a breakdown of other annual compensation for each of our named executive officers:

	Perquisites				Aggregate Tax Reimbursements	401(k) Company Matching Contributions	Dollar Value of Life Insurance Premiums	Short- Term Disability Allowance
Name	Flexible Benefit Payment(a)	Corporate Aircraft Usage(b)	Other Perquisites
Richard C. Notebaert	$75,000	$331,873	$135,236	(c)	$197,318	$6,600	$8,256	$3,630
Oren G. Shaffer	$50,000	—	$2,300	(d)	$27,844	$6,600	$9,108	$2,640
Barry K. Allen	$50,000	$37,673	—		$28,301	$6,600	$4,928	$2,211
Richard N. Baer	$35,000	$2,133	$2,300	(d)	$20,804	$2,729	$1,395	$1,815
Paula Kruger	$35,000	—	$2,100	(d)	$20,804	$6,600	$3,225	$1,485

(a)	Flexible benefits payments are cash payments made at the beginning of the year in lieu of various perquisites commonly paid to executive officers. Named executive officers are not required to apply these payments to any particular purpose.
(b)

Represents the aggregate incremental cost to us for the executive’s personal use of corporate aircraft. To determine this amount, we first calculate the annual variable operating costs of flying our corporate aircraft. These costs include fuel, oil, regularly scheduled maintenance (including major engine and airframe overhaul), travel expenses for flight crew, catering, landing fees, en route storage and hangar fees, customs and foreign permit charges. We then divide annual variable operating costs by the total annual hours we flew the aircraft to determine an average variable operating cost per hour. This average cost per hour is then multiplied by the hours flown for personal use. Finally, we subtract any amount the executive paid to us under aircraft time sharing agreements. Incremental cost does not include fixed costs or any income tax deduction that may be foregone by us as a result of IRS limits on the deductibility of expenses associated with personal use of corporate aircraft. On occasion, an executive’s spouse or other family members may also travel on a flight. We do not allocate any incremental cost to the executive for his or her spouse’s use of our aircraft.

(c)	Amount includes payments for: financial and tax consulting services of $62,202; personal assistant and related office expenses of $55,921; and other perquisites of $17,113 (including a business club membership, legal fees relating to compensation agreements, personal ground transportation and spousal attendance at company-sponsored events).
(d)	Represents reimbursement for the cost of an annual health physical.
(6)	Mr. Notebaert does not receive any separate compensation for his services as a director.
(7)	On February 22, 2007, Mr. Shaffer announced his decision to resign effective as of April 1, 2007.

Grants of Plan-Based Awards

The table below provides details about the plan-based awards we granted in 2006 to our named executive officers. Below the table and related footnotes, we provide additional detail about each of these awards.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)	All Other Stock Awards: Number of Shares of Stock(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise Price of Option Awards(6)	Grant Date Fair Value of Stock and Option Awards(7)
		Threshold	Target	Maximum	Target
Richard C. Notebaert	2/16/06	—	—	—	1,459,000	—	—	—	$7,397,130
	2/16/06	—	—	—	2,334,000	—	—	$6.15	$9,312,660
	—	$1,408,000	$2,200,000	$4,950,000	—	—	—	—	—
Oren G. Shaffer	2/16/06	—	—	—	948,000	—	—	—	$4,806,360
	2/16/06	—	—	—	1,517,000	—	—	$6.15	$6,052,830
	—	$819,161	$1,279,940	$2,879,864	—	—	—	—	—
Barry K. Allen	2/16/06	—	—	—	—	251,000	—	—	$1,543,650
	2/16/06	—	—	—	—	—	368,000	$6.15	$1,596,181
	—	$721,199	$1,126,874	$2,535,466	—	—	—	—	—
Richard N. Baer	2/16/06	—	—	—	—	220,000	—	—	$1,353,000
	2/16/06	—	—	—	—	—	323,000	$6.15	$1,400,996
	—	$606,365	$947,445	$2,131,752	—	—	—	—	—
Paula Kruger	2/16/06	—	—	—	—	172,000	—	—	$1,057,800
	2/16/06	—	—	—	—	—	252,000	$6.15	$1,093,037
	—	$315,751	$493,360	$1,110,061	—	—	—	—	—

(1)	The grant date is also the date on which the Compensation Committee approved the grants.
(2)	Represents estimated future payouts under our 2007 Management Bonus Plan, which was approved by the Compensation Committee in December 2006. Payout could be 0 if specified corporate or individual performance targets are not met. See “Non-Equity Incentive Plan Awards” below for more information about these awards.
(3)	Represents restricted stock and non-qualified stock options with market-based vesting conditions granted under our Equity Incentive Plan. See “Equity Incentive Plan Awards” below for more information about these awards.
(4)	Represents restricted stock granted under our Equity Incentive Plan. See “Other Stock Awards and Other Option Awards” below for more information about these awards.

(5)	Represents non-qualified stock options granted under our Equity Incentive Plan. See “Other Stock Awards and Other Option Awards” below for more information about these awards.
(6)	The exercise price is also the closing market price of our common stock on the grant date.
(7)	See “Summary Compensation Table” above for more information about the assumptions used to determine these amounts.

Non-Equity Incentive Plan Awards

Under our 2007 Management Bonus Plan, named executive officers are entitled to cash bonuses if specified corporate and individual performance criteria are met during 2007. The Compensation Committee approved the basic structure of the plan in December 2006 and approved the specific performance targets to be used under the plan in February 2007. Bonuses, if any, would be paid in the first quarter of 2008. We made various assumptions to determine the estimated payout amounts shown in the table above, including:

•	threshold amounts assume corporate and individual performance percentages of 80% (on a scale of 0% to 150%);

•	target amounts assume corporate and individual performance percentages of 100% (on a scale of 0% to 150%); and

•	maximum amounts assume corporate and individual performance percentages of 150% (on a scale of 0% to 150%).

We also assumed that executive salaries will remain at their current levels for the remainder of 2007. Effective February 11, 2007, executive salaries are as follows: $1,100,000 for Mr. Notebaert; $857,000 for Mr. Shaffer; $759,000 for Mr. Allen; $635,000 for Mr. Baer; and $496,000 for Ms. Kruger. You can find more information about this plan above under the heading “Compensation Discussion and Analysis—Elements of Compensation—Non-Equity Incentive Plan Compensation.”

Equity Incentive Plan Awards

As shown in the table above, in 2006 Messrs. Notebaert and Shaffer each received restricted stock and non-qualified stock options with market-based vesting conditions (referred to as “equity incentive plan awards” under SEC rules). Each of the awards vests (and each of the options becomes exercisable) on February 16, 2010 if the executive is employed by us on that date. The vesting of these awards also requires that the market price of our common stock achieve specified targets; however, this requirement was met in November 2006 when the closing price of our common stock averaged above $7.50 per share for a period of 188 consecutive trading days.

Each of the awards will fully vest (and each of the options will become exercisable) prior to February 16, 2010 if and when both of the following conditions have been satisfied prior to February 16, 2010:

•

the approval by a majority of the incumbent board of (a) a merger, consolidation, reorganization, sale or asset sale transaction in which we are not the surviving entity and our stockholders receive cash and/or marketable securities in exchange for all of their shares of our stock or (b) any other merger, consolidation, reorganization, sale, asset sale or similar transaction where the executive is not offered his current position at the surviving company with substantially the same or greater authority and responsibilities and the same or greater compensation; and

•	the closing and consummation of such a transaction.

If the executive dies, becomes disabled or is terminated by us without cause after the incumbent board has approved the transaction but before the closing and consummation of the transaction, the awards vest on the closing and consummation of the transaction.

In addition, each of these awards will fully vest (and each of the options will become exercisable) prior to February 16, 2010 if the executive dies, becomes “disabled,” terminates his employment for “constructive discharge” or is terminated without “cause” (as these terms are defined in the agreements governing the awards).

To the extent not previously vested, the awards will be immediately forfeited upon a termination of the executive’s employment for any reason whatsoever (unless such termination results in full vesting of the awards in accordance with the agreements).

Holders of restricted stock are entitled to dividends at the same rate as holders of unrestricted shares of our common stock.

Other Stock Awards and Other Option Awards

As shown in the table above, in 2006 Messrs. Allen and Baer and Ms. Kruger received restricted stock and non-qualified stock options. Each of the awards vests (and each of the options becomes exercisable) in four equal annual installments beginning on February 16, 2007. Holders of shares of restricted stock are entitled to dividends at the same rate as holders of unrestricted shares of our common stock.

Like all other restricted stock and options granted to our executives, upon a “change in control” these awards will vest immediately, and the exercise period for options will be extended to cover the life of the option. Under our Equity Incentive Plan, a “change in control” occurs if either:

•

any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz, or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership of 50% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; or

•

at any time during any period of three consecutive years, individuals who at the beginning of the period constitute our Board (and any new director whose election by our Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority.

Outstanding Equity Awards at the End of 2006

The following table provides information for our named executive officers about equity awards outstanding on December 31, 2006:

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(2)
	Exercisable(1)	Unexercisable
Richard C. Notebaert	5,000,000	—		$5.10	June 17, 2012
	—	500,000	(3)	$3.44	March 3, 2013
	1,550,000	—		$4.70	March 5, 2014
	—	2,334,000	(4)	$6.15	February 16, 2016(5)
						1,459,000	(4)	$12,211,830
Oren G. Shaffer	—	162,500	(3)	$3.44	March 3, 2013
	1,000,000	—		$3.89	March 4, 2015
	—	1,517,000	(4)	$6.15	February 16, 2016(5)
						948,000	(4)	$7,934,760
Barry K. Allen	193,750	81,250	(3)	$3.44	March 3, 2013
	400,000	—		$4.70	March 5, 2014
	270,000	—		$4.25	April 22, 2014
	—	368,000	(6)	$6.15	February 16, 2016
						251,000	(6)	$2,100,870
Richard N. Baer	275,000	—		$32.38	December 20, 2010
	138,000	—		$16.81	October 24, 2011
	350,000	—		$5.03	April 30, 2012
	375,000	—		$4.70	March 5, 2014
	—	323,000	(6)	$6.15	February 16, 2016
						220,000	(6)	$1,841,400
Paula Kruger	260,000	—		$4.70	March 5, 2014
	290,000	—		$3.89	March 4, 2015
	62,500	187,500	(7)	$3.64	May 11, 2015
	—	252,000	(6)	$6.15	February 16, 2016
						172,000	(6)	$1,439,640

(1)	On August 18, 2005, the Compensation Committee accelerated the vesting of all options that were outstanding and unvested on that date and have an exercise price equal to or greater than $3.79, which was the closing market price of our common stock on that date. The purpose of the acceleration was to avoid recognizing future compensation expense associated with the accelerated options upon the adoption of new accounting rules in 2006.
(2)	Market value is calculated by multiplying the closing market price of our common stock on December 29, 2006 ($8.37) by the number of shares of stock that have not vested.
(3)	The award vests in four equal annual installments beginning on March 3, 2004 and vests immediately upon a change in control, as defined in our Equity Incentive Plan and described above under the heading “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.” Unexercisable amount represents the last unvested installment of this award as of December 31, 2006. This amount vested in full and became exercisable on March 3, 2007.
(4)

The award vests in full on February 16, 2010 if the executive is employed by us on that date. The vesting of the award also requires that the market price of our common stock achieve specified targets; however, this requirement was met in November 2006 when the closing price of our common stock averaged above $7.50 per share for a period of 188 consecutive trading days. As such, as of December 31, 2006, the award is no longer considered an “equity incentive plan” award as defined under SEC rules. The award also vests prior to February 16, 2010 if specified change-in-control conditions are satisfied or if the executive dies, becomes disabled, terminates his employment for constructive discharge or is terminated without cause, as described more fully above under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.”

(5)	The option will be forfeited on February 16, 2010 if it is not vested on that date.
(6)	The award vests in four equal annual installments beginning on February 16, 2007 and vests immediately upon a change in control, as defined in our Equity Incentive Plan and described above under the heading “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.”
(7)	The award vests in four equal annual installments beginning on May 11, 2006 and vests immediately upon a change in control, as defined in our Equity Incentive Plan and described above under the heading “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.”

Option Exercises and Stock Vested Table

The following table provides information for our named executive officers about options that were exercised and restricted stock that vested during 2006:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting		Value Realized on Vesting(2)
Richard C. Notebaert	3,875,000	$18,428,750	1,000,000	(3)	$8,370,000
Oren G. Shaffer	3,287,500	$18,471,125	625,000	(4)	$5,231,250
Barry K. Allen	1,200,000	$6,032,060	—		—
Richard N. Baer	1,400,000	$6,376,816	—		—
Paula Kruger	390,000	$1,519,169	—		—

(1)	Value is calculated by multiplying (a) the number of shares acquired on exercise by (b) the difference between the market price of our common stock at the time of exercise and the exercise price.
(2)	Value is calculated by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of stock that vested.
(3)	Under the terms of the agreement governing this award, we withheld 410,800 of these shares (based on the closing market price of our common stock on December 29, 2006) to cover the taxes due upon vesting.
(4)	Under the terms of the agreement governing this award, we withheld 256,751 of these shares (based on the closing market price of our common stock on December 29, 2006) to cover the taxes due upon vesting.

Pension Benefits

Our named executive officers participate in the Qwest Pension Plan and the Qwest Nonqualified Pension Plan. The Qwest Pension Plan is a qualified defined benefit pension plan intended to provide retirement income. We pay the entire cost of the Qwest Pension Plan and do not require employees (including executives) to contribute to the plan. Benefits for our named executive officers under the Qwest Pension Plan are determined in accordance with the plan’s account balance formula. Under that formula, an amount equal to 3% of each executive’s eligible pay (generally defined as the executive’s salary and bonus) is credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30-year U.S. Treasury bond rate. When the executive terminates employment for any reason, the amount in the hypothetical account balance under the Qwest Pension Plan is converted to an annuity payable for the executive’s life, and the executive may choose an annuity or single lump sum payment. The account balance formula does not provide any early retirement subsidies, as a participant’s benefit is measured solely by the value of the hypothetical account balance at any point in time. The Qwest Pension Plan is subject to applicable tax and employee benefit regulations that limit the amount of compensation that may be used in calculating benefits and that limit the amount of benefits payable from the plan.

The Qwest Nonqualified Pension Plan is an unfunded, nonqualified defined benefit pension plan that is designed to pay retirement benefits for all employees whose pay exceeds the limits imposed by applicable tax and employee benefit regulations on the Qwest Pension Plan. Like the Qwest Pension Plan, benefits for our named executive officers under the Qwest Nonqualified Pension Plan are determined in accordance with the plan’s account balance formula, which provides that an amount equal to 3% of each executive’s eligible pay (generally defined as the executive’s salary and bonus not taken into account under the Qwest Pension Plan due to the regulatory limits described above) is credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30-year U.S. Treasury bond rate. The amount of the nonqualified account balance is increased by 35% upon payment as a lump sum. The benefit under the Qwest Nonqualified Pension Plan is generally payable at termination of employment for any reason as a lump sum, subject to timing restrictions that may apply under Section 409A of the Internal Revenue Code.

In addition, under their employment agreements, Messrs. Notebaert, Shaffer and Allen will receive additional pension benefits in connection with termination of employment for any reason. These additional benefits are calculated using the pension formula in place when they left their previous employer, SBC Communications Inc., using service at Qwest and at the previous employer, reduced by (1) all other pension benefits provided by Qwest and (2) the value of benefits already received due to service with the previous employer. The benefit will be determined as of January 2nd of the year following termination and payment will be made shortly thereafter, subject to timing restrictions that may apply under Section 409A of the Internal Revenue Code.

The following table sets forth the present value of accrued pension plan benefits for each of our named executive officers as of the end of 2006:

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit		Payments During 2006
Richard C. Notebaert	Qwest Pension Plan	4.5		$34,124		—
Richard C. Notebaert	Qwest Nonqualified Pension Plan	4.5		$593,617		—
Richard C. Notebaert	Employment Agreement	34.9	(1)	$9,461,170	(1)	—
Oren G. Shaffer	Qwest Pension Plan	4.5		$34,124		—
Oren G. Shaffer	Qwest Nonqualified Pension Plan	4.5		$387,020		—
Oren G. Shaffer	Employment Agreement	12.2	(1)	$4,164,936	(1)	—
Barry K. Allen	Qwest Pension Plan	4.4		$32,797		—
Barry K. Allen	Qwest Nonqualified Pension Plan	4.4		$192,759		—
Barry K. Allen	Employment Agreement	28.2	(1)	$3,643,994	(1)	—
Richard N. Baer	Qwest Pension Plan	6.0		$41,780		—
Richard N. Baer	Qwest Nonqualified Pension Plan	6.0		$239,328		—
Paula Kruger	Qwest Pension Plan	3.3		$23,931		—
Paula Kruger	Qwest Nonqualified Pension Plan	3.3		$67,520		—

(1)	Under the applicable employment agreement, the number of years credited service includes the executive’s years of service at his previous employer. This results in 30.4, 7.7 and 23.8 additional years credited service and $7,531,805, $1,286,784 and $2,959,406 in additional benefits for Messrs. Notebaert, Shaffer and Allen, respectively. These additional years and amounts are included in the amounts shown in the table.

The amounts shown in the table above are calculated according to the terms of the applicable plan or employment agreement based on age and years of service as of December 31, 2006. These amounts are based on pay through December 31, 2006 including bonuses paid in 2007 for service in 2006. All assumptions are consistent with our actuarial valuations of each plan or agreement under Financial Accounting Standards Board Statement No. 87, Employers’ Accounting for Pensions, or FAS 87.

Benefits for our named executive officers under the Qwest Pension Plan and Qwest Nonqualified Pension Plan are determined under the account balance formula of these plans. The present value of accumulated benefit under each of these plans equals the account balance under the plan for the named executive officers as of December 31, 2006. For benefits for Messrs. Notebaert, Shaffer and Allen under their employment agreements, the present value of accumulated benefit equals the benefit payable as a lump sum at age 65, discounted from age 65 to December 31, 2006 at the applicable FAS 87 discount rate for December 31, 2006. Messrs. Notebaert, Shaffer and Allen are eligible for early retirement benefits under their employment agreements. The benefits payable under the Qwest Pension Plan and Qwest Nonqualified Pension Plan would not change due to early retirement. If Messrs. Notebaert and Allen retired on December 31, 2006 and took their benefits immediately, the benefits under their employment agreements would increase from $9,461,170 and $3,643,994 to $10,242,677 and $4,007,951, respectively. The benefits payable to Mr. Shaffer under his employment agreement would not change due to early retirement. Where the benefit is defined as an annuity rather than a lump sum, the annuity is converted to a lump sum assuming an interest rate of 6% decreased by 35%. The 6% interest rate is consistent with the assumed conversion rate for future years under FAS 87 for the actuarial valuations as of December 31, 2006.

Other Potential Post-Employment Payments

The tables below describe generally and quantify the potential post-employment payments we could be required to make to our named executive officers upon the occurrence of specified trigger events. For Messrs. Notebaert, Shaffer and Allen, these benefits are provided under employment and equity award agreements between us and these executives. For Mr. Baer and Ms. Kruger, these benefits are provided under severance and equity award agreements between us and these executives. In addition to the potential payments described below, our named executive officers are entitled to the pension benefits described above under the heading “Pension Benefits.”

In preparing the tables below, we assumed that: (a) the specified trigger event occurred on the last business day of 2006, or December 29, 2006; (b) the price per share of our common stock is the closing market price of our stock on that date, or $8.37; and (c) equity and bonus awards were made in the normal course of business and were not made in anticipation of a change in control. The tables also do not include the value of any corporate tax deduction that we could lose if any post-termination payments are deemed excess parachute payments.

Unless otherwise noted, the potential payments described below would be paid by us as a lump sum. Payments for continued perquisites, related tax gross-ups and continued health care coverage under COBRA would be paid over the periods shown. Amounts relating to accelerated vesting of unvested equity awards represent the intrinsic value of the awards on December 29, 2006 and do not represent a cash payment that we would be required to make. As described more fully below, under certain circumstances our named executive officers would be entitled to exercise their vested options for a specified period of time after termination of employment, subject to the general requirement that any time extension for exercise is not viewed as deferral of compensation under Section 409A of the Internal Revenue Code.

In accordance with SEC rules, these tables do not include benefits that are payable under compensation arrangements that are available to salaried employees generally and that do not discriminate in favor of executives.

Richard C. Notebaert, Oren G. Shaffer and Barry K. Allen

In addition to the benefits described in the tables, Messrs. Notebaert, Shaffer and Allen are entitled to lifetime health benefits from their previous employer. However, if this previous employer terminates these benefits without the executive’s consent, following termination of employment by us for any reason other than cause, we will provide the executive with lifetime health benefits under our coverage for senior executives generally, as that coverage is in effect from time to time. We estimate that this benefit would have had a value of

$140,000 for Mr. Notebaert, $145,000 for Mr. Shaffer and $140,000 for Mr. Allen as of December 31, 2006. These amounts are determined using the assumptions used in the actuarial valuation of our post-retirement welfare plan as of December 31, 2006 to determine the present value of future benefits as of age 65 and then discounting that value to December 31, 2006 with interest.

Each of Messrs. Notebaert, Shaffer and Allen has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (a) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (b) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (c) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship. We do not believe there are any material limitations on our ability to enforce these prohibitions if necessary.

Except as otherwise noted, when we use the term “change in control” in the tables below, we mean:

•

the intentional acquisition by any person (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Qwest, our subsidiaries, any person holding more than 15% of our outstanding common stock as of June 17, 2002 (a “15% Stockholder”), or any of our employee benefit plans, of 20% or more of the combined voting power of our then outstanding voting securities (provided also that this amount is greater than that held by any 15% Stockholder);

•

at any time during any period of two consecutive years, individuals who at the beginning of such period constitute our Board (and any new director whose election to the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) (such individuals and any such new director are referred to as the “incumbent board”) cease for any reason to constitute a majority thereof;

•

consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of our assets, unless the holders of our outstanding voting securities before the transaction still hold more than 50% of the combined voting power following the transaction, no person (other than any 15% Stockholder, the company resulting from the transaction or one of our benefit plans) holds 20% or more of the voting power of the resulting company and at least a majority of the board members of the resulting company served on our Board prior to the transaction; or

•	approval by our stockholders of a complete liquidation or dissolution of Qwest.

When we use the term “involuntary not for cause termination” in the tables below, we mean (a) we terminate employment without cause, (b) the executive resigns for constructive discharge, or (c) we notify the executive of our decision not to renew his employment agreement. For this purpose:

•

“cause” means the conviction of a felony or any crime involving moral turpitude, or a reasonable determination by two-thirds of our directors, after provision of notice and opportunity to be heard, that the executive has willfully and continuously failed to substantially perform his duties or has engaged in gross neglect or gross misconduct resulting in material harm to Qwest; and

•

“constructive discharge” means a reduction in the executive’s compensation below levels provided for in his employment agreement, removal of the executive from the positions provided for in the agreement (including with respect to Mr. Notebaert the failure to be nominated or reelected to our Board), any action by us that results in a significant diminution of the executive’s authority, any failure by us to obtain a satisfactory agreement from our successor or assignee to honor our obligations under the agreement, a breach by us of our material obligations under the agreement that is not cured within 30 days, or the occurrence of a change in control.

Richard C. Notebaert

	Resigns or Retires On or Before 12/31/2006		Resigns or Retires After 12/31/2006		No Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Occurrence of a Change in Control (With No Change in Employment Status)		Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Termination for Cause		Death or Disability
Base salary ($1,100,000)	—		$2,200,000		$2,200,000		—		$3,300,000		—		$2,200,000
Target bonus ($2,200,000)	—		$4,400,000		$4,400,000		—		$6,600,000		—		$4,400,000
Target bonus for prior year if not already paid	$0		$0		$0		—		$0		—		$0
Prorated bonus for year of termination	—		$2,200,000		$2,200,000		—		$2,200,000		—		$2,200,000
Continued perquisites: payment of costs for financial planning, a private office, an executive assistant, telephone services and appropriate office computer and other equipment for the rest of his life(1)	$3,512,922		$3,512,922		$3,512,922		—		$3,512,922		—		$3,512,922	(2)
Tax gross-up on continued perquisites	$2,153,950		$2,153,950		$2,153,950		—		$2,153,950		—		$2,153,950	(2)
Incremental present value of pension benefits calculated as if he had 2 additional years of service at his then-current rate and were 2 years older	—		—		—		—		$2,504,392		—		—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—		—		$15,046,642		—		—
Accelerated vesting on all unvested restricted stock and options	—	(3)	—	(4)	$19,858,310	(5)	$2,465,000	(6)	$28,228,310	(7)	—	(8)	$28,228,310	(9)
Total	$5,666,872		$14,466,872		$34,325,182		$2,465,000		$63,546,216		$0		$42,695,182

(1)	Mr. Notebaert is entitled to this benefit only if he fulfills the non-competition and non-solicitation covenants described above. Amount represents the present value incremental cost to us based on the 2007 estimated cost and assuming a 3% annual growth rate and a life expectancy of approximately 23 years.
(2)	Applies in the case of disability, but not death.
(3)	All vested options remain exercisable for 3 months after employment terminates.
(4)	All vested options remain exercisable for 6 years after employment terminates, or for the remaining life of the option if shorter.
(5)	Does not apply to 1,000,000 shares of restricted stock granted on October 20, 2005. All vested options remain exercisable for 6 years after employment terminates, or for the remaining life of the option if shorter.
(6)	Does not apply to 1,000,000 shares of restricted stock granted on October 20, 2005. Under certain circumstances, the occurrence of a change in control (with no change in employment status) could result in accelerated vesting on 1,459,000 shares of restricted stock and 2,334,000 options granted on February 16, 2006, which would increase the amount shown in the table by $17,393,310. You can find more information about these awards above under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.”
(7)	Of this amount, $8,370,000 relates to 1,000,000 shares of restricted stock granted on October 20, 2005. This award vested in full on December 31, 2006. The vesting of this award would have accelerated on December 29, 2006, the last business day of the year, only if, following a change in control, we terminated employment without cause or Mr. Notebaert terminated employment because of a material diminution of his duties and responsibilities. For this purpose, “cause” is defined as willful misconduct, a willful failure to perform duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to us or other cause as the Board in good faith reasonably determines provides cause for the discharge. In addition, of the amount shown, $17,393,310 relates to 1,459,000 shares of restricted stock and 2,334,000 options granted on February 16, 2006. The vesting of these awards accelerates only if the change in control meets the requirements of the agreement governing the awards. You can find more information about these awards above under the heading “Grants of Plan-Based Awards – Equity Incentive Plan Awards.” All vested options remain exercisable for 6 years after employment terminates, or for the remaining life of the option if shorter.
(8)	All vested options remain exercisable for 3 months after employment terminates. The intrinsic value of Mr. Notebaert’s vested options on December 29, 2006 was $22,038,500.
(9)	Of this amount, $8,370,000 relates to 1,000,000 shares of restricted stock granted on October 20, 2005. This award vested in full on December 31, 2006. All vested options remain exercisable for 6 years after employment terminates, or for the remaining life of the option if shorter.

Oren G. Shaffer

	Resigns or Retires On or Before 12/31/2006		Resigns or Retires After 12/31/2006		No Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Occurrence of a Change in Control (With No Change in Employment Status)		Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Termination for Cause	Death or Disability
Base salary ($824,000)	—		$1,648,000		$1,648,000		—		$2,472,000		—	$1,648,000
Target bonus ($1,236,000)	—		$2,472,000		$2,472,000		—		$3,708,000		—	$2,472,000
Target bonus for prior year if not already paid	$0		$0		$0		—		$0		—	$0
Prorated bonus for year of termination	—		$1,236,000		$1,236,000		—		$1,236,000		—	$1,236,000
Continued perquisites: payment of costs for a private office, an executive assistant, telephone services and appropriate office and computer equipment for a period of 5 years(1)	$690,035		$690,035		$690,035		—		$690,035		—	$690,035	(2)
Tax gross-up on continued perquisites	$423,095		$423,095		$423,095		—		$423,095		—	$423,095	(2)
Incremental present value of pension benefits calculated as if he had 2 additional years of service at his then-current rate and were 2 years older	—		—		—		—		$1,472,413		—	—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—		—		$8,245,742		—	—
Accelerated vesting on all unvested options and restricted stock	—	(3)	—	(3)	$17,334,875	(4)	$6,032,375	(5)	$17,334,875	(6)	—	$17,334,875	(7)
Total	$1,113,130		$6,469,130		$23,804,005		$6,032,375		$35,582,160		$0	$23,804,005

(1)	Mr. Shaffer is entitled to this benefit only if he fulfills the non-competition and non-solicitation covenants described above. Amount represents the present value incremental cost to us based on the 2007 estimated cost and assuming a 3% annual growth rate over the 5-year period.
(2)	Applies in the case of disability, but not death.
(3)	All vested options remain exercisable for 3 months after employment terminates.

(4)	Vested options granted on February 16, 2006 remain exercisable for 6 years after employment terminates, and all other vested options remain exercisable for 3 months after employment terminates.
(5)	Under certain circumstances, the occurrence of a change in control (with no change in employment status) could result in accelerated vesting on 948,000 shares of restricted stock and 1,517,000 options granted on February 16, 2006, which would increase the amount shown in the table by $11,302,500. You can find more information about these awards above under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.” Vested options granted on March 3, 2003 remain exercisable for their remaining term.
(6)	Of this amount, $5,231,250 relates to 625,000 shares of restricted stock granted on October 20, 2005. This award vested in full on December 31, 2006. The vesting of this award would have accelerated on December 29, 2006, the last business day of the year, only if, following a change in control, we terminated employment without cause or Mr. Shaffer terminated employment because of a material diminution of his duties and responsibilities. For this purpose, “cause” is defined as willful misconduct, a willful failure to perform duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to us or other cause as the Board in good faith reasonably determines provides cause for the discharge. In addition, of the amount shown, $11,302,500 relates to 948,000 shares of restricted stock and 1,517,000 options granted on February 16, 2006. The vesting of these awards accelerates only if the change in control meets the requirements of the agreement governing the awards. You can find more information about these awards above under the heading “Grants of Plan-Based Awards—Equity Incentive Plan Awards.” Vested options granted on February 16, 2006 remain exercisable for 6 years after employment terminates, and all other vested options remain exercisable for the remaining term of each option.
(7)	Of this amount, $5,231,250 relates to 625,000 shares of restricted stock granted on October 20, 2005. This award vested in full on December 31, 2006. Vested options granted on February 16, 2006 remain exercisable for 6 years after employment terminates, and all other vested options remain exercisable for 2 years after employment terminates.

Barry K. Allen

	Resigns or Retires		No Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Occurrence of a Change in Control (With No Change in Employment Status)	Change in Control Within 2 Years Before and Involuntary Not for Cause Termination		Termination for Cause	Death or Disability
Base salary ($690,000)	—		$1,380,000		—	$2,070,000		—	—
Target bonus ($1,035,000)	—		$2,070,000		—	$3,105,000		—	—
Prorated bonus for year of termination	—		$1,035,000		—	$1,035,000		—	$1,035,000
Continued perquisites: payment of costs for a private office, an executive assistant, telephone services and appropriate office and computer equipment for a period of 5 years(1)	—		$702,059		—	$702,059		—	$702,059	(2)
Tax gross-up on continued perquisites	—		$430,468		—	$430,468		—	$430,468	(2)
Incremental present value of pension benefits calculated as if he had 2 additional years of service at his then-current rate and were 2 years older	—		—		—	$942,058		—	—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—	$4,244,921		—	—
Accelerated vesting on all unvested options and restricted stock	—	(3)	$3,318,393	(3)	$3,318,393	$3,318,393	(4)	—	$3,318,393	(5)
Total	$0		$8,935,920		$3,318,393	$15,847,899		$0	$5,485,920

(1)	Mr. Allen is entitled to this benefit only if he fulfills the non-competition and non-solicitation covenants described above. Amount represents the present value incremental cost to us based on the 2007 estimated cost and assuming a 3% annual growth rate over the 5-year period.
(2)	Applies in the case of disability, but not death.
(3)	All vested options remain exercisable for 3 months after employment terminates.
(4)	All vested options remain exercisable for the remaining term of each option.
(5)	All vested options remain exercisable for 2 years after employment terminates.

Richard N. Baer and Paula Kruger

If any benefit under the severance agreements with Mr. Baer and Ms. Kruger constitutes a deferred compensation plan under Section 409A of the Internal Revenue Code, additional conditions will apply, including a 6-month delay on payment. In order to receive any payments, the executive must execute a full waiver and release agreement, which includes a provision requiring the executive to pay back to us any severance received if it is determined that the executive engaged in conduct constituting “cause” while employed by us.

Mr. Baer and Ms. Kruger are prohibited from disclosing or making use of our confidential information after a termination of employment, and from competing against us for 18 months, or inducing any of our employees to leave our employment for twelve months, after such termination. We do not believe there are any material limitations on our ability to enforce these prohibitions if necessary.

When we use the term “cause” in the tables below, we mean:

•	commission of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would reflect negatively upon us or compromise the performance of the executive’s duties;

•	unlawful conduct that would reflect negatively upon us or compromise the effective performance of the executive’s duties;

•	conviction of any felony or a misdemeanor involving moral turpitude;

•	continued failure to substantially perform the executive’s duties; or

•	a willful violation of our code of conduct or other policies that would reflect negatively upon us or compromise the effective performance of executive’s duties.

When we use the term “good reason” in the tables below, we mean:

•	a reduction of the executive’s compensation;

•	a material reduction of the executive’s responsibilities;

•	our material breach of the agreement;

•	our failure to obtain the agreement of any successor to honor the terms of the agreement; or

•	a requirement that the executive’s primary work location be moved to a location more than 35 miles from the executive’s prior primary work location.

When we use the term “change in control” in the tables below, we mean a change in control meeting the definition set forth in our Equity Incentive Plan, which is described above under the heading “Grants of Plan-Based Awards—Other Stock Awards and Other Option Awards.”

Richard N. Baer

	Resigns or Retires		No Change in Control Within 2 Years Before and Involuntary Termination Without Cause		Occurrence of a Change in Control (With No Change in Employment Status)		Change in Control Within 2 Years Before and Involuntary Termination Without Cause or For Good Reason		Termination for Cause	Death or Disability
Base salary ($605,000)	—		$907,500	(1)	—		$1,815,000		—	—
Target bonus ($907,500)	—		$1,361,250	(2)	—		$2,722,500		—	—
Prorated bonus for year of termination	—		—		—		$907,500		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$15,965		—		$15,965		—	—
Reimbursement for any excise taxes to which he may be subject in connection with these benefits (280G tax gross-up)	—		—		—		$2,764,338		—	—
Accelerated vesting on all unvested options and restricted stock	—	(3)	—	(3)	$2,558,460	(4)	$2,558,460	(5)	—	$2,558,460	(6)
Total	$0		$2,284,715		$2,558,460		$10,783,763		$0	$2,558,460

(1)	Amount is payable over an 18-month period.
(2)	Amount is payable at the end of the 18-month period only if Mr. Baer has not breached or threatened to breach any part of his severance agreement.
(3)	All vested options remain exercisable for 3 months after employment terminates.
(4)	All vested options (other than those granted prior to September 19, 2002) remain exercisable for the remaining term of each option.
(5)	All vested options remain exercisable for the remaining term of each option.
(6)	All vested options remain exercisable for 2 years after employment terminates.

Paula Kruger

	Resigns or Retires		No Change in Control Within 2 Years Before and Involuntary Termination Without Cause		Occurrence of a Change in Control (With No Change in Employment Status)		Change in Control Within 2 Years Before and Involuntary Termination Without Cause or For Good Reason		Termination for Cause	Death or Disability
Base salary ($472,500)	—		$708,750	(1)	—		$1,417,500		—	—
Target bonus ($472,500)	—		$708,750	(2)	—		$1,417,500		—	—
Prorated bonus for year of termination	—		—		—		$472,500		—	—
Premiums for continuing health care coverage under COBRA for up to 18 months	—		$15,962		—		$15,962		—	—
Reimbursement for any excise taxes to which she may be subject in connection with these benefits (280G tax gross-up)	—		—		—		$1,875,361		—	—
Accelerated vesting on all unvested options and restricted stock	—	(3)	—	(3)	$2,885,955	(4)	$2,885,955	(4)	—	$2,885,955	(5)
Total	$0		$1,433,462		$2,885,955		$8,084,778		$0	$2,885,955

(1)	Amount is payable over an 18-month period.
(2)	Amount is payable at the end of the 18-month period only if Ms. Kruger has not breached or threatened to breach any part of her severance agreement.
(3)	All vested options remain exercisable for 3 months after employment terminates.
(4)	All vested options remain exercisable for the remaining term of each option.
(5)	All vested options remain exercisable for 2 years after employment terminates.

COMPENSATION COMMITTEE REPORT

This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under these Acts.

The Compensation Committee has reviewed and discussed with management the section above entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Qwest’s Annual Report on Form 10-K for the year ended December 31, 2006.

Linda G. Alvarado

Charles L. Biggs

Frank P. Popoff

James A. Unruh, Chairperson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors or former directors served on the Compensation Committee during 2006: Linda G. Alvarado; Philip F. Anschutz; Charles L. Biggs; Frank P. Popoff; and James A. Unruh. None of these people has been an officer or employee of Qwest or any of our subsidiaries at any time. During 2006, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

Mr. Anschutz is Chairman and Chief Executive Officer of Anschutz Company, which owns more than 10% of our common stock. Mr. Anschutz was a member of our Board until May 24, 2006. During 2006, various entities associated with Mr. Anschutz and Anschutz Company paid us at prevailing market rates approximately $4.4 million for telecommunications and related services. We believe the terms of these transactions are equally favorable to us as the terms we could have received from an independent third party.

We are a party to tax sharing agreements with Anschutz Company with respect to federal and state income taxes attributable to periods prior to June 1998 and during which we were included in Anschutz Company’s consolidated tax returns. During 2006, we paid approximately $471,000 in legal and related fees and expenses in connection with litigation then pending in the United States Tax Court against Anschutz Company concerning tax liabilities for the 1994 through 1998 fiscal years. We assumed responsibility for the defense of these actions because the matters at issue related solely to our operations and the outcome of the litigation could have affected our tax liability with respect to subsequent tax years. We believe the terms of the tax sharing agreements are equally favorable to us as the terms we could have received from an independent third party.

In October 2006, we entered into reciprocal aircraft time sharing agreements with a subsidiary of Anschutz Company pursuant to which we and the subsidiary may lease corporate aircraft owned by the other party. The leases are on a non-exclusive time sharing basis at a cost equal to two times fuel and fuel-related costs, plus other expenses related to the use of the aircraft. These agreements expire on December 31, 2008. We believe the terms of the agreements are equally favorable to us as the terms we could have received from an independent third party.

In October 1999, we agreed to purchase certain telephony-related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from Anschutz Digital Media, Inc., a subsidiary of Anschutz Company, in exchange for a promissory note in the amount of $34 million. The note bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. On January 1, 2006, the outstanding principal balance on the note was approximately $21.4 million. During 2006, we paid approximately $1.3 million in interest and $6.1 million in principal on the note. At December 31, 2006, the outstanding accrued interest on the note was $175,950, and the outstanding principal balance on the note was $15.3 million.

In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provides for 8 demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5 million shares.

RELATED PERSON TRANSACTIONS AND LEGAL PROCEEDINGS

Review and Approval of Related Person Transactions

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and approving related person transactions in cases where the rates and other material terms of these transactions are not generally available to other third parties. When Qwest proposes to enter into a related person transaction, our legal department or other employees who are involved with the proposed transaction review the transaction’s rates and other material terms to determine whether they are generally available to other third parties. In making this determination, management considers all relevant facts and circumstances. This review may include an analysis of similar transactions with similarly-situated but unrelated third parties. If management determines the rates or other material terms are not generally available to other third parties, then the transaction is presented to the Audit Committee for its review and approval. The Audit Committee reviews the transaction in light of all relevant facts and circumstances and makes a determination as to whether in its view the transaction is reasonable and fair to our stockholders. Management may also provide a recommendation to the Audit Committee with respect to approval of the transaction. Proposed related person transactions may come to our attention through a variety of sources, including from the related person or from searches of our accounting and reporting systems.

As described more fully above under the heading “Compensation Committee Interlocks and Insider Participation,” in October 2006 we entered into reciprocal aircraft time sharing agreements with a subsidiary of Anschutz Company. Our Audit Committee reviewed the terms of these agreements and, based on this review, approved the agreements. In addition, in March 2006, our Audit Committee reviewed and approved an amendment to a pre-existing agreement between us and a subsidiary of Anschutz Company relating to services we provide to the subsidiary. Among other things, the Audit Committee considered management’s view that the amendment terms would be available to a similarly-situated but unrelated third party. With respect to each of the other transactions described or incorporated by reference below, we determined that the rates and other material terms of the transaction were generally available to other third parties. As such, the Audit Committee was not required to, and did not, review or approve these transactions.

Related Person Transactions

We provide telecommunications services and related products and services in the ordinary course of business to Legg Mason, Inc. and FMR Corp., each of which is affiliated with companies that beneficially own

5% or more of our common stock. In 2006, Legg Mason, Inc. and FMR Corp. paid us at prevailing market rates approximately $99,000 and $822,000, respectively, for these products and services. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

We also provide telecommunications services and related products and services in the ordinary course of business to Ball Corporation, where our director R. David Hoover serves as Chairman and Chief Executive Officer, Newmont Mining Corporation, where our director Wayne W. Murdy serves as Chairman and Chief Executive Officer, and UnitedHealth Group, where our director Anthony Welters serves as Executive Vice President. Our relationships with these companies are solely business relationships, in which these directors have no direct or indirect material interest. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

We pay administrative fees and certain employee healthcare costs in the ordinary course of business to United Healthcare Services, Inc., which provides health benefit plans to some of our employees. As noted above, our director Anthony Welters serves as Executive Vice President of UnitedHealth Group, which is the parent company of United Healthcare. Our relationship with United Healthcare is solely a business relationship, in which Mr. Welters has no direct or indirect material interest. We believe the terms of these transactions are equally favorable to us as the terms we could receive from an independent third party.

You can find more information about relationships and transactions between us and Philip F. Anschutz, Anschutz Company or their affiliates above under the heading “Compensation Committee Interlocks and Insider Participation,” which information is incorporated by reference into this section. Mr. Anschutz is Chairman and Chief Executive Officer of Anschutz Company, which owns more than 10% of our common stock. Mr. Anschutz and Cannon Y. Harvey, the President and Chief Operating Officer of Anschutz Company, were members of our Board until May 24, 2006.

Legal Proceedings

Settlement of Consolidated ERISA Action

Seven putative class actions brought against us purportedly on behalf of all participants and beneficiaries of the Qwest Savings and Investment Plan and predecessor plans, or the Plan, were consolidated into a consolidated action in federal district court in Colorado. Other defendants in this action include current and former directors of Qwest, former officers and employees of Qwest and Deutsche Bank Trust Company Americas, or Deutsche Bank (formerly doing business as Bankers Trust Company). These suits also purport to seek relief on behalf of the Plan. The first of these actions was filed in March 2002. Plaintiffs asserted breach of fiduciary duty claims against us and others under the Employee Retirement Income Security Act of 1974, as amended, alleging, among other things, various improprieties in managing holdings of our stock in the Plan from March 7, 1999 until January 12, 2004. Plaintiffs sought damages, equitable and declaratory relief, along with attorneys’ fees and costs and restitution. Counsel for plaintiffs indicated that the putative class would seek billions of dollars of damages.

On April 26, 2006, we, the other defendants, and the putative class representatives entered into a Stipulation of Settlement that, when implemented, will settle the consolidated ERISA action against us and all defendants. No parties admit any wrongdoing as part of the proposed settlement. We have deposited $33 million in cash into a settlement fund in connection with the proposed settlement. Pursuant to the Stipulation of Settlement, we have also agreed to pay, subject to certain contingencies, the amount (if any) by which the Plan’s recovery from the settlement of the consolidated securities action is less than $20 million. Deutsche Bank has deposited $4.5 million in cash into a settlement fund to settle the claims against it in connection with the proposed settlement. We received certain insurance proceeds as a contribution by individual defendants to this settlement, which offset $10 million of our $33 million payment In January 2007, the district court issued an order approving the settlement and certifying a settlement class on behalf of participants in and beneficiaries of the Plan who owned, bought, sold or held shares or units of the Qwest Shares Fund, U S WEST Shares Fund or Qwest common stock in their Plan accounts from March 7, 1999 until January 12, 2004.

AUDIT COMMITTEE REPORT

This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under these Acts.

The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants for the purpose of preparing or issuing an audit report or related work.

Management is responsible for Qwest’s financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Qwest’s financial statements. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that Qwest’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Qwest’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact “independent.”

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon these reviews and discussions and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board on February 6, 2007 that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Charles L. Biggs

K. Dane Brooksher, Chairperson

Peter S. Hellman

Caroline Matthews

PROPOSAL NO. 2

RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF KPMG LLP

AS OUR INDEPENDENT AUDITOR FOR 2007

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the accounts of Qwest and its subsidiaries for the year 2007. This firm has audited the accounts and records of Qwest since May 2002. Representatives of KPMG LLP are expected to attend the Annual Meeting and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditor. Although ratification is not required, our Board is submitting the selection of KPMG LLP to stockholders for ratification because it and we value stockholders’ views on our independent auditor and as a matter of good corporate practice. In the event stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of Qwest and our stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the ratification of KPMG LLP as our independent auditor for 2007. Proxies will be voted FOR this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED

QWEST COMMUNICATIONS INTERNATIONAL INC.

EQUITY INCENTIVE PLAN

Effective June 23, 1997, our Board adopted the Qwest Communications International Inc. Equity Incentive Plan, and the adoption of the Equity Incentive Plan was approved by our then sole stockholder. The Equity Incentive Plan was most recently amended and restated effective as of May 24, 2006 upon the approval of our Board and stockholders. On March 20, 2007, upon the recommendation of the Compensation and Human Resources Committee of our Board and subject to stockholder approval, our Board approved and adopted an amended and restated Equity Incentive Plan, which extends the term of the Equity Incentive Plan by 10 years to May 22, 2017. No other changes are being made to the Equity Incentive Plan.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amended and restated Equity Incentive Plan. The amended and restated Equity Incentive Plan is included as Annex A to this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov.

Our Board believes that the amendment and restatement of our Equity Incentive Plan is in our and your best interests and is important to help assure our ability to continue to recruit and retain highly-qualified employees, consultants and directors. Our Board of Directors recommends that you vote FOR the proposal to approve the amended and restated Equity Incentive Plan.

The principal features of the amended and restated Equity Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the amended and restated Equity Incentive Plan found in Annex A.

Purpose. The purposes of the Equity Incentive Plan are to provide selected employees, consultants and non-employee directors with added incentives to continue in the long-term service of Qwest and to create in such persons a more direct interest in the future success of the operations of Qwest by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Equity Incentive Plan is more closely aligned with the income of Qwest’s shareholders. The Equity Incentive Plan is also designed to provide a financial incentive that will help Qwest attract, retain and motivate the most qualified employees, consultants and non-employee directors.

Eligibility. The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants (collectively “awards”) to employees of Qwest and its affiliates. Awards, other than incentive stock options, also can be granted to Qwest’s non-employee directors and consultants to Qwest. As of February 28, 2007, there were approximately 38,000 eligible participants.

Shares Available for Issuance. The maximum number of shares of common stock that may be subject to awards under the Equity Incentive Plan is ten percent of the aggregate number of shares of common stock that are issued and outstanding at any time (determined as of the close of trading on the NYSE on the trading day immediately preceding such time), reduced by the number of shares of common stock that are subject to outstanding awards granted under the Equity Incentive Plan and outstanding options granted under any other plan or arrangement of Qwest and its affiliates (excluding Qwest’s employee stock purchase plan) at such time. The number of shares is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by awards that terminate unexercised or are forfeited or that are used to pay withholding taxes or the exercise price of an option will again be available for grant under the Equity Incentive Plan. As of February 28, 2007, there were approximately 89 million shares available for issuance under the Equity Incentive Plan with an aggregate market value of $791 million.

Administration. The Equity Incentive Plan is administered by the members of the Compensation and Human Resources Committee of our Board (the “Committee”). The Committee is structured so that it satisfies the “non-employee director” requirement of Rule 16b-3 under the Exchange Act.

The Committee has the sole discretion to determine the employees, consultants and non-employee directors to whom awards may be granted under the Equity Incentive Plan and the manner in which these awards will vest. Awards are granted by the Committee to employees, consultants and non-employee directors in such numbers and at such times during the term of the Equity Incentive Plan as the Committee shall determine, except that the maximum number of shares subject to one or more options or stock appreciation rights that can be granted in any calendar year to any participant is 40,000,000 and the maximum number of shares subject to one or more incentive stock options that can be granted during the term of the Equity Incentive Plan is 75,000,000. In granting awards, the Committee will take into account such factors as it may consider relevant in order to accomplish the Equity Incentive Plan’s purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees, consultants and non-employee directors, and the individual’s present and potential contributions to Qwest’s success.

Types of Awards.

Non-qualified and Incentive Stock Options. The Committee determines the exercise price for each option; however, options must have an exercise price that is at least equal to the fair market value of the common stock on the date the option is granted. If an employee owns common stock having more than 10% of the voting power, options must have an exercise price that is at least equal to 110% of fair market value of the common stock on the date the option is granted. An option holder may exercise an option by giving written notice of the exercise and paying the exercise price in (a) cash or certified funds, (b) by the surrender of a number of shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price or (c) through a broker’s transaction by directing the broker to sell all or a portion of the common stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may be allowed to elect to satisfy the income tax withholding obligation through the withholding of a portion of the common stock to be received upon exercise of the option.

The Committee determines the term of each option, but the term cannot be longer than ten years (five years in the case of an incentive stock option granted to an employee who owns common stock having more than 10% of the voting power).

Unless the Committee provides otherwise, the following provisions apply in the event of an employee’s termination of employment. If the option holder’s services are terminated for “cause,” as determined by Qwest, the option terminates immediately. If the option holder becomes “disabled,” the option may be exercised for one year after the option holder terminates employment on account of the disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence, the option may be exercised for one year after the option holder’s death. If the option holder terminates employment for any reason other than cause, disability or death, the option may be exercised for ninety calendar days after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment.

Restricted Stock. Employees, consultants and non-employee directors (collectively “participants”) may be granted a number of shares of restricted stock as determined by the Committee in its sole discretion. Grants of restricted stock may be subject to restrictions as determined by the Committee in its sole discretion, including for example, the requirement that the participant remain in continuous service with Qwest for a stated period of time or attain certain specific performance goals and objectives. The restrictions may vary among awards and participants. Unless the award otherwise specifies, if a participant dies, becomes disabled or retires pursuant to Qwest’s retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

Stock Units. The Committee may grant stock units to participants. The Committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

Stock Appreciation Rights. The Committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The Committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of common stock as to which the stock appreciation right is exercised times the excess of the fair market value of a share of common stock on the date the stock appreciation right is exercised over the fair market value of a share of common stock on the date the stock appreciation right was granted. The Committee has the sole discretion to pay this amount in shares of common stock, in cash, or in a combination of cash and common stock. Unless otherwise specified in the grant, upon termination of employment, stock appreciation rights are exercisable in the same manner as options. See “Non-qualified and Incentive Stock Options” above. If a stock appreciation right is granted in tandem with an option, an exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

Other Stock Grants. The Committee may award stock bonuses to participants, subject to conditions and restrictions, as the Committee determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on the participant’s continued service to Qwest or attainment of performance goals as the Committee determines in its sole discretion. The Committee may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire common stock or provide that other incentive compensation will be paid in common stock under the Equity Incentive Plan.

Nontransferability. Except as may be otherwise permitted by the Committee, options, stock appreciation rights, stock units and restricted stock awards granted under the Equity Incentive Plan are not transferable other than by will or by the laws of descent and distribution.

Change in Control. Unless otherwise provided by the Committee at the time an award is granted, the Equity Incentive Plan provides that, on a “change in control,” all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a “change in control” will be deemed to occur if either (a) any individual, entity, or group, other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership of more than 50% of either (i) the then-outstanding shares of common stock or (ii) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors or (b) at any time during any 12-month period, individuals who at the beginning of such period constitute our Board (and any new director whose election by our Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

Merger and Reorganization. If there is (a) a reorganization (other than a bankruptcy reorganization), merger or consolidation of Qwest (other than a reorganization, merger or consolidation in which Qwest is the continuing company and that does not result in any change in the outstanding shares of common stock), (b) a sale of all or substantially all of the assets of Qwest (other than a sale in which Qwest continues as a holding company of an entity that conducts the business formerly conducted by Qwest), or (c) the dissolution or liquidation of Qwest, all outstanding options will terminate automatically when the event occurs if Qwest gives the option holders 30 days’ prior written notice of the event. Notice is also given to holders of other awards. Notice is not required for a merger or consolidation or for a sale if Qwest, the successor, or the purchaser makes adequate provision for the assumption of the outstanding options or the substitution of new options or awards on terms comparable to the outstanding options or awards. When the notice is given, all outstanding options fully vest and can be exercised prior to the event and other awards become exercisable and payable.

Amendment and Termination. Our Board may amend the Equity Incentive Plan in any respect at any time provided stockholder approval is obtained when necessary or desirable. The Equity Incentive Plan will terminate on May 22, 2017 unless sooner terminated by our Board.

Federal Income Tax Consequences.

Million Dollar Deduction Limit. Pursuant Section 162(m) of the Internal Revenue Code (the “Code”), Qwest cannot deduct compensation of more than one million dollars ($1,000,000) that is paid to an individual who, on the last day of the taxable year, is either Qwest’s chief executive officer or one of the four other most highly-compensated officers for that taxable year as reported in Qwest’s proxy statement. This limitation on deductibility does not apply to certain types of compensation, including qualified performance-based compensation. On occasion, it may not be possible to satisfy all of the conditions of Section 162(m) for deductibility and still meet Qwest’s compensation needs. Accordingly, the Committee will exercise discretion in those instances where tax law considerations would compromise the interests of stockholders.

Taxation of Awards. The federal income tax consequences of each type of award are described below.

The consequences described below assume that an award is not subject to or does not violate the requirements of Section 409A of the Code and related guidance (collectively “Section 409A”). Section 409A applies to “deferred compensation plans” within the meaning of Section 409A. Equity-based grants can, in certain circumstances, constitute deferred compensation plans within the meaning of Section 409A. Section 409A imposes very specific requirements on deferred compensation plans. Failure to satisfy the applicable requirements of Section 409A results in the value of the deferred compensation being currently includible in the service provider’s gross income for federal income tax purposes and being taxed at the service provider’s marginal federal income tax rate plus twenty percent (20%). Interest penalties may also be applicable. Section 409A does not affect Qwest’s ability to deduct any compensation related to an award. To the extent practicable, Qwest intends to satisfy the requirements of Section 409A with respect to any award.

Non-qualified Stock Options. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or Qwest. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. If, however, the sale of the common stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act (“Section 16(b)”), the option holder will recognize compensation income equal to the excess of (a) the fair market value of the common stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the common stock without Section 16(b) liability over (b) the exercise price. The option holder can make an election under Code Section 83(b) to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest’s taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Code Section 162(m).

Incentive Stock Options. When an incentive stock option is granted, there are no income tax consequences for the option holder or Qwest. When an incentive option is exercised, the option holder does not recognize income and Qwest does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a “disqualifying disposition” of the common stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences. Qwest is not required to withhold income or other taxes on the exercise of an incentive stock option or relating to the disposition of stock acquired through the exercise of an incentive stock option.

If the option holder disposes of the common stock after the option holder has held the common stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised (the “Holding Period”), the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. Qwest is not entitled to a deduction.

If the option holder makes a “disqualifying disposition” of the common stock by disposing of the common stock before the expiration of the Holding Period, the option holder recognizes compensation income equal to the excess of (a) the fair market value of the common stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (b) the exercise price. Qwest is entitled to a deduction equal to the compensation recognized by the option holder for Qwest’s taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming that the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility and that the deduction is not limited by Code Section 162(m).

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect under Code Section 83(b) to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. Qwest receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely Code Section 83(b) election).

Stock Units, Stock Appreciation Rights, and Other Stock Grants. In the case of stock units, stock appreciation rights, and other stock grants, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, Qwest would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Tax Withholding Obligations. The Equity Incentive Plan provides that option holders are responsible for making appropriate arrangements with Qwest to provide for any additional withholding amounts. Furthermore, Qwest shall have no obligation to deliver shares of common stock upon the exercise of any options, stock appreciation rights, awards or units under the Equity Incentive Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain four compensation plans under which shares of our common stock are authorized for issuance to employees and non-employees:

•	our Equity Incentive Plan;

•	our ESPP;

•	our Nonqualified Employee Stock Purchase Plan; and

•	our Equity Compensation Plan for Non-Employee Directors.

Our Equity Incentive Plan and ESPP have been approved by our stockholders. Our Nonqualified Employee Stock Purchase Plan and our Equity Compensation Plan for Non-Employee Directors, each of which is described in more detail below, have not been approved by our stockholders.

The following table provides information as of December 31, 2006 about outstanding options and shares reserved for future issuance under these plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	96,376,466	$14.85	102,521,466	(2)
Equity compensation plans not approved by security holders	—	—	10,083,267	(3)

Total	96,376,466	$14.85	112,604,733

(1)	Includes 26,952,991 shares issuable upon the exercise of outstanding options we assumed in connection with acquisitions, including our merger with U S WEST in 2000. The weighted-average exercise price of these options is $30.73. We do not intend to grant any new options under these assumed plans.
(2)	Includes 87,895,261 shares available for future issuance under our Equity Incentive Plan and 14,626,205 shares available for future issuance under our ESPP. The number of shares available for future issuance under our Equity Incentive Plan is based on a formula. Our Equity Incentive Plan provides that the maximum total number of shares that may be issued under the plan at any time is equal to 10% of the total number of shares that are issued and outstanding at that time (determined as of the close of trading on the NYSE on the trading day immediately preceding that time), reduced by the number of shares subject to outstanding awards granted under the plan and outstanding options granted under any other plan or arrangement of Qwest or our subsidiaries (excluding the ESPP) at that time.
(3)	Includes 10,000,000 shares available for future issuance under our Nonqualified Employee Stock Purchase Plan and 83,267 shares available for future issuance under our Equity Compensation Plan for Non-Employee Directors.

In 1997, our Board adopted an Equity Compensation Plan for Non-Employee Directors, under which directors who are not officers or employees of Qwest may receive shares of our common stock. Under the plan, eligible directors may elect on a quarterly basis to receive any or all of their annual and meeting fees for that quarter in shares of our common stock. With respect to each quarter for which an election is made, the total number of shares granted to the electing director equals the amount of the director’s total annual and meeting fees divided by the fair market value of our common stock on the last business day of that quarter. Shares issued under the plan are to be issued as soon as practicable after the end of each quarter.

In 2002, our Board adopted a Nonqualified Employee Stock Purchase Plan; however, we have not commenced any offers nor issued any shares of our common stock under the plan. If used, any employee of Qwest, or any employee of a subsidiary of Qwest that adopts the plan with Qwest’s consent, will be entitled to participate in the plan. The Nonqualified Employee Stock Purchase Plan will provide eligible employees with an opportunity to purchase shares of our common stock. The maximum number of shares of common stock that may be purchased under the Nonqualified Employee Stock Purchase Plan is, in the aggregate, 10,000,000. Under the plan, offers to purchase common stock will be made on the first day of each calendar month and last for a period of one calendar month, unless otherwise determined by the Compensation Committee. An eligible employee may participate in any offer under the plan by authorizing payroll deductions of up to 15% of his or her base salary and commissions paid per pay period. Amounts withheld will be held for the credit of the participant as part of our general funds and will not accrue interest. On the last day of each calendar month, the entire account balance of a participating employee will be applied to purchase shares of our common stock at a purchase price equal to 85% of the fair market value of the common stock on the last trading day of that month. But in no event will an employee be permitted to purchase more than 20,000 shares of common stock through the plan in any single offer. Participants may not transfer shares of common stock purchased under the plan until after the last day of the sixth month following the month in which the shares were purchased. We have the right to terminate or amend the plan at any time. If not previously terminated by our Board, the plan will terminate on the date as of which participants have purchased a number of shares equal to or greater than the number of shares then subject to the plan.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the proposal to approve the amended and restated Equity Incentive Plan. Proxies will be voted FOR this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

Phillip Graham, 1833 East Gary Street, Mesa, Arizona 85203, owner of 972 shares of Qwest’s common stock; W. Earl Powles Jr., 1301 W. Dunlap Ave., Phoenix, Arizona 85021, owner of 1,220 shares of Qwest’s common stock; and William A. Eckhardt, 16914 E. Britt Ct., Fountain Hills, Arizona 85268, owner of 931 shares of Qwest’s common stock, have given notice of their intention to present a proposal at the 2007 Annual Meeting. The proposal and the proponents’ supporting statement appear below in italics.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED, the shareholders of Qwest Communications hereby request that our Board of Directors adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to all senior executives shall be performance-based, and the performance metrics adopted by the Board shall be disclosed to shareholders.

“Performance-based” equity compensation is defined here as:

(a)	Indexed stock options, the exercise price of which is linked to an industry index;

(b)	Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or

(c)	Performance-vesting options or restricted stock, which vest only if the market price of the stock has exceeded a specific target for a substantial period (e.g., 180 days).

SUPPORTING STATEMENT

As long-term shareholders, we support compensation policies based on challenging and transparent performance objectives that motivate executives to achieve long-term shareholder value. A greater reliance on performance-based equity grants is particularly warranted at Qwest, in our view.

We believe that in recent years Qwest has awarded unnecessarily large grants of standard stock options that can yield windfalls for executives who are merely lucky enough to hold them during a rising market. Indeed, Warren Buffett has characterized standard stock options as “really a royalty on the passage of time” and has spoken in favor of indexed options.

Until 2005, CEO Richard Notebaert received the largest part of his total compensation—and all of his long-term equity compensation—in standard stock option grants. After receiving a “golden hello” grant of 5 million options in 2002, he received 2 million standard options each of the following three years.

In 2005, in addition to 2 million standard options, Notebaert received 1 million restricted shares. Like the 11 million options, the restricted shares had no performance restrictions, and fully vested the following year (December 31, 2006).

In 2006, to its credit the board tied a performance-vesting feature to an even larger grant of options and restricted shares awarded to retain Notebaert and CFO Oren Shaffer. Notebaert received 2.3 million options and 1.5 million restricted shares, both of which vest only if Qwest’s stock price stays at or above $7.50 for 188 trading days prior to 2010.

We believe the board should announce a policy that a performance-based restriction at least this challenging will be applied to all future equity grants for all senior executives.

In our view, the Board should also add an equity retention requirement. In November, Notebaert and Shaffer each made a net profit exceeding $18 million cashing in millions of stock options. The cash out attracted media coverage since, according to the Rocky Mountain News, it came “at a time when Notebaert has angered thousands of retirees with plans to cut health care and life-insurance benefits.”

The policy proposed here would more tightly align equity compensation with real increases in shareholder wealth, in our view. Premium-priced options and options indexed to require out-performing the market, or a relevant industry peer group, would tie long-term compensation more closely to increases in overall shareholder value.

Please vote FOR this proposal.

Management’s Statement AGAINST Stockholder Proposal

We believe that the policy advocated by this proposal would place us at a substantial disadvantage in attracting and retaining highly talented executives, as it is inconsistent with the compensation practices followed by the majority of companies with which we compete for executive talent. By curtailing our flexibility to design individual equity grants in a manner that we may consider competitive, this policy would hinder our efforts to recruit and retain executives who are essential for maximizing stockholder value.

On occasion, as the proponents acknowledge, we have issued specific performance-vesting equity grants. We have issued these grants under circumstances that our Compensation Committee determined to be appropriate. Nonetheless, in view of the marketplace in which we compete for executive talent, we believe that we need the flexibility to tailor particular equity grants to specific circumstances, and that many circumstances call for vesting conditions that are different from what the proposed policy would require. It would not be helpful to limit the ability of our Compensation Committee to exercise its discretion by imposing a restrictive policy that curtails our ability recruit and retain the most capable executive talent.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, the beneficial holder of shares of Qwest’s common stock in excess of $2,000 for over one year, has given notice of its intention to present a proposal at the 2007 Annual Meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED, that stockholders of Qwest Communications International (“Qwest”) urge the board of directors to adopt a policy that Qwest stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

In our view, senior executive compensation at Qwest has not always been structured in ways that best serve stockholders’ interest. For example, in 2005 Chairman and CEO Richard Notebaert received $462,498 for personal use of corporate aircraft and $437,392 for tax gross-ups, Mr. Notebaert’s 2005 pay package included a $3,150,000 bonus, a restricted stock award valued at $4,150,000, and 2,000,000 stock options.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide stockholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives stockholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require stockholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004).

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Qwest’s board to allow stockholders to express their opinion about senior executive compensation at Qwest by establishing an annual referendum process. The results of such a vote would, we think, provide Qwest with useful information about whether stockholders view the company’s senior executive compensation, as reported each year, to be in stockholders’ best interests.

We urge stockholders to vote for this proposal.

Management’s Statement AGAINST Stockholder Proposal

We believe that this proposal fails to recognize that stockholders already have a more efficient and meaningful method of communicating with our directors with respect to compensation and other issues, and that, in any case, the compensation program that we have established for our executive officers is thoughtful, performance-based, and in the best interest of our stockholders.

It is apparent, we believe, that direct communication between stockholders and the Board is a much more effective and accurate method of expressing support or criticism of our executive compensation practices. Unlike the stockholder vote advocated by this proposal, a direct communication with the Board will allow stockholders and other interested parties to voice specific observations of or objections to our executive compensation practices. A stockholder vote would not be helpful in identifying any particular practice or issue that may be of concern to our stockholders. As described on page 11 under the heading “Communications with Directors,” stockholders and other interested parties may communicate with our Board, including our non-employee directors as a group, our lead independent director or any other individual directors, by writing to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202.

In addition, contrary to the proponent’s assertion, we believe that we have structured our compensation arrangements in a manner that is in the best interests of our stockholders. Through our Compensation Committee, which our Board has determined consists entirely of independent directors, we have established compensation arrangements that have enabled us to recruit and retain highly qualified executive officers. We continually monitor our executive compensation program and adopt changes when they are deemed necessary for the marketplace in which we compete for talent. In our view, the proponent demonstrates a lack of familiarity with the marketplace in which we compete when it claims that our compensation arrangements have not been structured to best serve the interests of stockholders.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL

Hazel A. Floyd, 4660 Newton Street, Denver, Colorado 80211, who owns 1,050 shares of Qwest’s common stock; and Richard M. Schneider, 14121 W. 72nd Avenue, Arvada, Colorado 80005, who owns 300 shares of Qwest’s common stock, have given notice of their intention to present a proposal at the 2007 Annual Meeting. The proposal and the proponents’ supporting statement appear below in italics.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLVED: The shareholders of Qwest Communications urge our Board to adopt a policy to seek shareholder approval of any extraordinary retirement benefits for senior executives. Implementation of this policy shall not breach any existing employment agreement or vested benefit.

For purposes of this resolution, “extraordinary retirement benefits” means a supplemental executive retirement plan (“SERP”) or individual retirement arrangement that provides additional service credits for years not actually worked, preferential benefit formulas, or other supplemental benefits not provided to other managers under the Company’s tax-qualified pension plan.

SUPPORTING STATEMENT

Companies typically establish SERPs to provide pension benefits that exceed IRS limitations on benefits that can be paid from tax-qualified pension plans.

At Qwest, an amount equal to 3% of each executive’s total salary and bonus is credited to a hypothetical account balance and credited with interest each year. Under this arrangement alone, CEO Notebaert will accumulate a projected benefit of $1.85 million by age 65 (after 11 years service).

However, Qwest’s executive pension feast doesn’t stop there. The 2006 proxy discloses that Qwest’s three highest-paid executives receive an additional pension benefit that guarantees them the extraordinary SERP benefits they would have earned had they stayed with their previous employer, as well as a “pension parachute” that adds extra years of service credit to the calculation of their pension payout after a change in control.

Compared to traditional SERPs, the additional benefits guaranteed to CEO Notebaert, CFO Shaffer and Executive VP Allen are in a different league altogether. These three officers are eligible to receive millions of dollars in additional pension payouts. These payouts are calculated based on the SERP formulas in place at their previous employer, SBC (now AT&T), including their combined years of service at SBC and Qwest.

Notebaert, Shaffer and Allen will receive an additional lump sum pension payout under this provision of $15.1 million, $4.4 million and $10.4 million, respectively.

Guaranteeing three top officers the same extraordinary SERP formula they would have received at SBC does nothing, in our view, to align management incentives with the long-term interests of Qwest shareholders.

In addition, these same officers have severance agreements with a “pension parachute.” If they terminate “without cause” within two years after a Change in Control, their pension benefit is calculated as if they had two additional years service credit and were two years older.

We believe that gross disparities between the retirement security offered to senior executives and other employees can create morale problems and increase turnover. These disparities are especially glaring at a time Qwest is cutting retiree benefits, including last November’s decision to cap contributions to retiree health premiums and to greatly reduce promised life insurance benefits from one year’s pay to $10,000.

Submitting these extraordinary SERP benefits for shareholder approval will give the Board useful feedback and encourage reasonable formulas for future agreements, in our view.

Because prior shareholder approval is sometimes not practical, the Company has the option to seek approval after the material terms of an executive’s employment agreement are determined.

Please vote FOR this proposal.

Management’s Statement AGAINST Stockholder Proposal

We believe approval of this proposal would put us at a significant competitive disadvantage and would therefore be detrimental to the interests of our stockholders. Our Board believes that it is important that executive compensation be competitive with that of our competitors and with companies of similar size across all industries. The Board oversees the compensation arrangements for our executive officers, primarily through the Compensation Committee, which the Board has determined consists entirely of independent directors. The Board recognizes its responsibility to make executive compensation decisions in a manner it believes to be in the best interest of Qwest and its stockholders. In order to attract, retain and reward executives in a competitive business environment, it is critical that Qwest retain the flexibility to design, without delay, employment arrangements that address the specific facts and circumstances of each executive’s situation. This flexibility would be substantially undermined by a requirement for stockholder approval.

Our Board believes that the award to certain key executives of preferential benefit formulas, when used judiciously under appropriate circumstances, promotes stockholders’ interests by enabling us to recruit and retain the most qualified executive officers. We do not enter into these arrangements on a routine basis or with large numbers of executives. Owing to the market competition for qualified executives, we must have the ability to offer competitive employment packages to motivate valuable executives to relocate to Qwest, particularly when to do so would require the executive to forfeit substantial retirement benefits that he or she accrued elsewhere. Although the proposal states that stockholder approval can be obtained after the material terms of benefits are agreed upon, this solution is not practical. Adoption of the proposal would lead to us having either to incur significant time and expense to convene a special stockholders meeting for the sole purpose of voting on this type of arrangement or delay finalizing a prospective executive’s compensation package until after its approval at the annual meeting of stockholders. In either case, we would be at a significant competitive disadvantage in attracting qualified executives who decline to be subject to the uncertainty created by the stockholder approval requirement.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL

Gerald R. Armstrong, 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, who owns 3,134 shares of Qwest’s common stock, has given notice of his intention to present a proposal at the 2007 Annual Meeting. The proposal and the proponent’s supporting statement appear below in italics.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management’s Statement below.

RESOLUTION: That the shareholders of QWEST COMMUNICATIONS INTERNATIONAL INC. request its Board of Directors to establish a policy of separating the roles of the Chairman of the Board and the Chief Executive Officer (or President) whenever possible, so that an independent director who has not served as an executive officer of the Company serves as Chairman of the Board of Directors.

SUPPORTING STATEMENT

There are only a few cases where the back-dating of stock options took place in the presence of a non-employee chairman of the board. There was, however, a predominance of back-dating stock options where the chairman was an employee or also served as the corporate president.

As the primary purpose of the Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including the Director serving as President and/or Chief Executive Officer, the proponent believes that the separation of these roles will promote greater accountability to the Board of Directors and to the shareholders whose capital has created the company.

Although Richard C. Notebaert, our current Chairman, President, and Chief Executive Officer, has stated it is a contractual requirement that he be allowed to serve in these positions, contracts can be amended and are frequently amended. Our past experiences of having just one person serving in a strong position of leadership without sufficient accountability caused the near collapse of Qwest.

As shareholders are entitled to the greatest security for their capital, the directors should realize that greater accountability from our president is essential. When we see him selling large numbers of shares at a time when short-selling of our shares is at a near record, should we ask, “what does he know that we should know?”

Qwest’s proposed operational madness and arrogance were summarized in an editorial in the Rocky Mountain News (December 3, 2005) which stated: “Qwest’s cherry-picking proposal creates a worrisome precedent. Qwest’s proposal smacks of economic redlining—which is illegal in other industries such as banking.”

BUSINESSWEEK MAGAZINE (November 27, 2006) quotes Ira Millstein: “Why the Roles of CEO and Chairman are Better Off Apart—Splitting the roles of chairman and CEO is sensible if you seek good governance. The tasks are different: The board oversees, and management manages. Each needs its own leader, and each leader needs to respect the limits of each job.”

Many respected institutional investors support the proposed separation. CalPERS Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the Board must embrace independence, and it must ultimately change the way in which directors interact with management.”

In order to ensure that our Board can provide the strategic direction for our Company with greater independence and accountability, please vote “FOR” this proposal.

Management’s Statement AGAINST Stockholder Proposal

Our Board strongly endorses the view that one of its primary functions is to protect stockholders’ interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a separation of the positions of Chairman and CEO is either necessary or desirable to achieve effective oversight. Eleven of our twelve current directors have been determined to be independent of management, and the Chairman has no greater or lesser vote on matters considered by the Board. Furthermore, the Board has appointed a lead independent director whose responsibilities include, among other things, presiding over meetings of the non-employee directors and advising as to the schedule and agendas of board and committee meetings. The Board’s appointment of a lead independent director permits us to realize whatever benefit there is to be gained from having a designated leader of the Board who is independent of management. Finally, there is a benefit to having Mr. Notebaert serve as both Chairman and CEO. As the individual with primary responsibility for managing Qwest’s day-to-day operations, he is best positioned to chair regular Board meetings and ensure that key business issues are brought to the Board’s attention. Recognizing this benefit, in 2002 the Board authorized an employment agreement with Mr. Notebaert pursuant to which Mr. Notebaert is entitled to be named Chairman as well as the CEO of Qwest.

For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent public accountant. Under the Audit Committee’s charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. The approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of non-audit services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee. Our independent auditor may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act.

Fees Paid to the Independent Auditor

We first engaged KPMG LLP to be our independent auditor in May 2002. The aggregate fees billed to us for professional accounting services, including KPMG’s audit of our annual consolidated financial statements, are set forth in the table below.

	2006	2005
	(Dollars in thousands)
Audit fees	$4,715	$5,192
Audit-related fees	1,918	1,146
Tax fees	80	197

Total fees	$6,713	$6,535

For purposes of the preceding table, the professional fees are classified as follows:

•

Audit fees—These are fees for professional services billed for the audit of the consolidated financial statements included in our Form 10-K filings, the review of consolidated financial statements included in our Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. Audit fees for each year shown include amounts billed to us through the date of this proxy statement for that particular year.

•

Audit-related fees—These are fees for assurance and related services that traditionally are performed by our independent accountant. More specifically, these services include: international statutory audits; regulatory filings; the audit of certain of our subsidiaries’ annual financial statements; employee benefit plan audits; due diligence services related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and audits of the financial statements of certain of our subsidiaries required in connection with acquisitions or dispositions of such subsidiaries.

•

Tax fees—These are fees for all professional services performed by professional staff of our independent accountant’s tax division except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

All of the services performed by KPMG described above were approved in advance by the Audit Committee.

ANNUAL REPORT ON FORM 10-K

If you request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2006. You should send your written requests to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

You can also obtain a copy of our Annual Report on Form 10-K, as well as other filings we make with the SEC, on our website at www.qwest.com/about/investor or on the SEC’s website at www.sec.gov.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, each of the persons named as proxy holder, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

Richard N. Baer

Executive Vice President, General Counsel and

Corporate Secretary

Denver, Colorado

March 29, 2007

Annex A

QWEST COMMUNICATIONS INTERNATIONAL INC.

EQUITY INCENTIVE PLAN

Amended and Restated Effective May 23, 2007

i

ii

QWEST COMMUNICATIONS INTERNATIONAL INC.

EQUITY INCENTIVE PLAN

Amended and Restated Effective May 23, 2007

ARTICLE I

INTRODUCTION

1.1    Establishment. Qwest Communications International Inc., a Delaware corporation, effective June 23, 1997, established the Qwest Communications International Inc. Equity Incentive Plan (the “Plan”) for certain employees of the Company (as defined in Subsection 2.1(l)) and certain consultants to the Company. The Plan permits the grant of incentive stock options within the meaning of section 422 of the Code, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain key employees of the Company and to certain consultants to the Company.

1.2    Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants and non-employee directors.

1.3    Effective Date; Amendment. The initial effective date of the Plan was June 23, 1997. The Plan was amended and restated as of October 4, 2000, to provide that Non-Employee Directors (as defined below) are eligible to receive grants of non-qualified stock options under the Plan. The Plan was amended and restated as of May 24, 2006, to reflect certain design changes that apply to grants made on and after May 24, 2006, and the applicable requirements of Section 409A (as defined below). The Plan is hereby amended and restated as of May 23, 2007 for the sole purpose of extending its term until May 22, 2017, pursuant to applicable law, rule and regulation. There shall be no gap or lapse in time or effect between the prior Plan and the Plan as amended and restated herein, and the existence of the Plan shall be continuous and uninterrupted.

ARTICLE II

DEFINITIONS

2.1    Definitions. The following terms shall have the meanings set forth below:

(i)    “1934 Act” means the Securities Exchange Act of 1934, as it may be amended.

(ii)    “Affiliated Corporation” means any corporation or other entity that is affiliated with Qwest through stock ownership or otherwise and is designated as an “Affiliated Corporation” by the Board; provided, however, for purposes of Incentive Options granted pursuant to the Plan, an “Affiliated Corporation” means any parent or subsidiary of the Company as defined in section 424 of the Code.

(iii)    “Award” means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

(iv)    “Board” means the Board of Directors of Qwest.

(v)    “Cause” shall mean, for purposes of the Plan and with respect to a Participant, any of the following:

(A) Commission of an act deemed by the Company in its sole discretion to be an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would reflect negatively upon the Company or compromise the effective performance of the Participant’s duties;

(B) Unlawful conduct that would reflect negatively upon the Company or compromise the effective performance of the Participant’s duties, as determined by the Company in its sole discretion;

(C) Conviction of (or pleading nolo contendere to) any felony or a misdemeanor involving moral turpitude;

(D) Continued failure to substantially perform the Participant’s duties to the satisfaction of his or her supervisor (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after the delivery of written notice to the Participant specifically identifying the manner in which the Participant has failed to substantially perform his or her duties and the Participant has been afforded a reasonable opportunity to substantially perform his or her duties; or

(E) A willful violation of the Qwest Code of Conduct or other policies of the Company that would reflect negatively upon the Company or compromise the effective performance of the Participant’s duties, as determined by the Company in its sole discretion.

(vi)    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(vii)    “Committee” means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan and such other powers granted to it under the Plan, including but not limited to those powers under Section 3.1. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the 1934 Act.

(viii)    “Company” means Qwest and the Affiliated Corporations.

(ix)    “Disabled” or “Disability” shall have the meaning given to such terms in section 22(e)(3) of the Code; provided that, with respect to any Award subject to Section 409A, such terms shall mean any of the following:

(A) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months;

(B) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliated Corporation for whom the Participant performs services; or

(C) the Participant is determined to be totally disabled by the Social Security Administration.

(x)    “Effective Date” means the original effective date of the Plan, June 23, 1997.

(xi)    “Eligible Consultant” means any consultant to the Company who is determined by the Committee to be an individual whose services are important to the Company and who is eligible to receive Awards, other than Incentive Options, under the Plan.

(xii)    “Eligible Employee” means any employee (including, without limitation, any officer and director who is also an employee) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to section 3401 of the Code. Employee shall not include any individual (i) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction, the settlement of an administrative or judicial proceeding, or by a determination made by any government agency. Leased employees within the meaning of section 414(n) of the Code shall not be treated as employees under the Plan.

(xiii)    “Fair Market Value” means the average of the mean between the bid and the asked prices of the Stock or the closing price, as applicable, on the New York Stock Exchange, the principal stock exchange or other market on which the Stock is traded, over the five consecutive trading days ending on a particular date or by such other method as the Committee, or the individual or individuals to whom the Committee has delegated authority to grant Awards, may specify at the time an Award is granted provided that, if any average price over a specified period is to be used, the commitment to grant the Award based on such average price is irrevocable before the beginning of the specified period and the use of such average price with respect to the Plan and similar plans maintained by Qwest is consistent. If the price of the Stock is not reported on any securities exchange or national market system, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee. If, upon exercise of an Option, the exercise price is paid by a broker’s transaction as provided in Subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

(xiv)    “Incentive Option” means an Option designated as such and granted in accordance with section 422 of the Code.

(xv)    “Non-Employee Director” means a member of the Board who is not an employee (as defined in the second sentence of Subsection 2.1(l)) of the Company.

(xvi)    “Non-Qualified Option” means any Option other than an Incentive Option.

(xvii)    “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(xviii)    “Option Certificate” shall have the meaning given to such term in Section 7.2 hereof.

(xix)    “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(xx)    “Option Price” means the price at which each Share subject to an Option may be purchased, determined in accordance with Subsection 7.2(b).

(xxi)    “Participant” means an Eligible Employee, Eligible Consultant or Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

(xxii)    “Qwest” means Qwest Communications International Inc. and any successor thereto.

(xxiii)    “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

(xxiv)    “Section 409A” means section 409A of the Code and any related regulations or guidance issued by the U.S. Treasury Department.

(xxv)    “Separation from Service” means, for purposes of an Award that is subject to Section 409A, a “separation from service” within the meaning of Section 409A.

(xxvi)    “Service Recipient” means, with respect to Qwest, (a) any corporation that is a member of a controlled group of corporations, as determined under section 414(b) of the Code, which includes Qwest, and (b) any trade or business (whether or not incorporated) that is under common control with Qwest, as determined under section 414(c) of the Code.

(xxvii)    “Share” means a share of Stock.

(xxviii)    “Specified Employee” means, subject to section 409A(2)(B)(i) of the Code and Treasury Regulations issued thereunder, a “key employee” within the meaning of section 416(i) of the Code, without regard to section 416(i)(5) thereof. Solely for purposes of Section 409A, a “key employee” means, on any December 31 (the “Identification Date”):

(A) an employee of the Service Recipient who is an officer of the Service Recipient having annual compensation (within the meaning of section 414(q)(4) of the Code) greater than $140,000 (for 2006, as it may be adjusted in accordance with section 416(i)(1) of the Code); provided, however, no more than 50 employees of the Service Recipient (or, if less, the greater of (A) three employees or (B) ten percent of all of the employees, but excluding employees described in section 414(q)(5) of the Code) shall be treated as officers; or

(B) a five-percent owner of the Service Recipient; or

(C) a one-percent owner of the Service Recipient having annual compensation therefrom in excess of $150,000.

For purposes of determining who is a “key employee,” all employees of the Service Recipient, including employees who are nonresident aliens, shall be included.

(xxix)    “Stock” means the $0.01 par value common stock of Qwest.

(xxx)    “Stock Appreciation Right” means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

(xxxi)    “Stock Bonus” means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment- or performance-related goals.

(xxxii)    “Stock Unit” means a measurement component equal to the Fair Market Value of one Share on the date for which a determination is made pursuant to the provisions of the Plan.

2.2    Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1    General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, Eligible Consultants and Non-Employee Directors, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan; provided that, with respect to any Award to which Section 409A is applicable, the terms of such Award shall not violate the applicable requirements of Section 409A on the grant date of such Award. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of Qwest and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, Eligible Consultants and Non-Employee Director shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. Subject to the express provisions of the Plan, the Committee is, in its sole discretion, authorized to construe and interpret the provisions of the Plan and any Award. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2    Committee Action. In the absence of specific rules adopted by the Committee to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

3.3    Delegation by Committee. The Committee may, from time to time, delegate to specified officers of Qwest, the power and authority to grant Awards under the Plan to specified groups of employees and consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the Committee’s delegate to the extent of any such delegation. The power and authority to grant Awards to any employee or consultant who is covered by section 16(b) of the 1934 Act shall not be delegated by the Committee.

3.4    Grants to Non-Employee Directors. The Committee may grant Awards, other than Incentive Options, to Non-Employee Directors.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1    Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan at any time pursuant to Awards shall equal ten percent of the aggregate number of Shares that are issued and outstanding at such time (determined as of the close of trading on the New York Stock Exchange on the trading day immediately preceding such time), reduced by the number of Shares that are subject to outstanding Awards granted under the Plan and outstanding options granted under any other plan or arrangement of the Company or any subsidiary of the Company (excluding the Company’s Employee Stock Purchase Plan) at such time. Upon exercise of an option (whether granted under the Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 40,000,000. The maximum number of Shares as to which Incentive Options may be granted is 75,000,000. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by Qwest. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of Qwest if, in the opinion of counsel for Qwest, stockholder approval is required. Qwest shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2    Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, any Shares that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by Qwest as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, no more than 75,000,000 Shares may be awarded pursuant to Incentive Options.

4.3    Adjustments for Stock Split, Stock Dividend, Etc. If Qwest shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options and (v) the number of Shares subject to a delegation of authority under Section 4.2.

4.4    Other Distributions and Changes in the Stock. If

(i)    Qwest shall at any time distribute with respect to the Stock assets or securities of persons other than Qwest (excluding cash or distributions referred to in Section 4.3), or

(ii)    Qwest shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Qwest, or

(iii)    there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in Subsection (a), (b) or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected; provided that, if an adjustment or action made pursuant to this Section 4.4 would cause any outstanding Award to become subject to Section 409A, then such adjustment or action shall not be made unless such adjustment or actions complies with the applicable requirements of Section 409A. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

4.5    General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require Qwest to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

4.6    Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1     Reorganization of Qwest. Except as provided otherwise by the Committee at the time an Award is granted, upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or Qwest: (a) the merger or consolidation of Qwest with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of Qwest (other than a consolidation, merger, or reorganization in which Qwest is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of Qwest as an entirety or substantially as an entirety (other than a sale or conveyance in which Qwest continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Qwest); or (c) the dissolution or liquidation of Qwest. Notwithstanding the foregoing, there shall be no termination, substitution, assumption or payment pursuant to this Article V if such termination, substitution, assumption or payment would result in the violation of any applicable Section 409A requirement.

5.2    Required Notice. At least 30 days’ prior written notice of any event described in Section 5.1 shall be given by Qwest to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, Qwest or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) Qwest or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant’s address last known to the Company.

5.3    Acceleration of Exercisability. Participants notified in accordance with Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.2, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

5.4    Change in Control of Qwest.

(i)    In General. Unless provided otherwise by the Committee at the time of the grant of an Award, upon a change in control of Qwest, as defined in Subsection 5.4(b), then (i) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees, consultants or directors of the Company; (ii) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; (iii) all Stock Units shall become immediately payable; and (iv) all other Awards shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time.

(ii)    Definition. For purposes of the Plan, a “change in control” shall be deemed to have occurred if either (i) any individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the 1934 Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz (collectively, the “Anschutz Entities”) or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than fifty percent (50%) of either (A) the then-outstanding shares of Stock (“Outstanding Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Power”) or (ii) at any time during any 12-month period (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

5.5    Reorganization of Affiliated Corporations. If an Affiliated Corporation is merged or consolidated with another corporation (other than a merger or consolidation pursuant to which the Affiliated Corporation continues to be, or the continuing corporation is, affiliated with Qwest through stock ownership or control), or if all or substantially all of the assets or more than fifty percent (50%) of the stock of the Affiliated Corporation is acquired by any other corporation, business entity or person (other than a transaction in which the successor is affiliated with Qwest through stock ownership or control), or in the case of a reorganization (other than a reorganization under the United States Bankruptcy Code) including a divisive reorganization under section 355 of the Code, or liquidation of the Affiliated Corporation, the Committee may, as to outstanding Awards, make appropriate provision for the protection of outstanding Awards granted to Eligible Employees of, and Eligible Consultants to, the affected Affiliated Corporation by (i) providing for the assumption of outstanding Options or the substitution of new Options for outstanding Options by the successor on terms comparable to the outstanding Options, (ii) providing for the adjustment of outstanding Awards, or (iii) taking such other action with respect to outstanding Awards as the Committee deems appropriate; provided that no assumption, adjustment or other action taken under this Section 5.5 shall violate any applicable requirements of Section 409A.

ARTICLE VI

PARTICIPATION

6.1    Eligible Employees; Eligible Consultants. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who, in the judgment of the Committee, are performing services important to the operation and growth of the Company. In the discretion of the Committee, Participants may be granted from time to time one or more Awards; provided, however, the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

6.2    Non-Employee Directors. In its discretion, the Committee may, from time to time, grant Awards, other than Incentive Options, to one or more Non-Employee Directors, who shall be Participants in the Plan. Each such Award shall include the terms and conditions that are determined by the Committee and that are consistent with the terms of the Plan. Each Participant shall, if required by the Committee, enter into an agreement with Qwest, in such form as the Committee shall determine and that is consistent with the terms of the Plan, specifying the terms and conditions of the Award and the rights and duties of the Participant. An Award shall be deemed granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related Agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1    Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee, in its sole discretion, shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, only Non-Qualified Options may be granted to Eligible Consultants and Non-Employee Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2    Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an “Option Certificate”). An Option Certificate shall be issued by Qwest in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent with the terms of the Plan as the Committee may consider appropriate in each case; provided, however, no Option Certificate may contain terms or conditions that would render such Option subject to the requirements of Section 409A.

(i)    Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(ii)    Price. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in no event shall the price be less than 100% of the Fair Market Value of the Stock on the date the Option is granted.

(iii)    Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the “Option Period”). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

(iv)    Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s services. The effect of this Subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this Subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s services. If the Committee does not otherwise specify, the following shall apply:

(A) If the services of the Option Holder are terminated within the Option Period for Cause, as determined by the Company, the Option shall thereafter be void for all purposes.

(B) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of services on account of Disability (provided that such exercise must occur within the Option Period), after which such Option shall be void for all purposes. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s termination of services because of Disability.

(C) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the ninety calendar day period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), after which such Option shall be void for all purposes. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder’s death.

(D) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer employed by the Company or performing services for the Company) by the Company within the Option Period for any reason other than Cause, Disability, or death, the Option may be exercised by the Option Holder within ninety calendar days following the date of such termination (provided that such exercise must occur within the Option Period), after which such Option shall be void for all purposes. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

(v)    Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder’s immediate family, a trust of which members of the Option Holder’s immediate family are the only beneficiaries, or a partnership of which members of the Option Holder’s immediate family or trusts for the sole benefit of the Option Holder’s immediate family are the only partners. Immediate family means the Option Holder’s spouse, issue (by birth or adoption), parents, grandparents and siblings (including half brothers and sisters and adopted siblings). During the Option Holder’s lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

(vi)    Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company or to continue providing consulting services to the Company, as the case may be, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the rate of compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company in its discretion. Nothing in this paragraph shall limit or impair the Company’s right to terminate the employment of any employee or to terminate the consulting services of any consultant.

(vii)    Exercise, Payments, Etc.

(A)    Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to Qwest of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of Qwest within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to Qwest in full. If the Option Price is paid by means of a broker’s loan transaction described in Subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker’s loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by Qwest regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, Qwest shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

(B) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

(1) in cash;

(2) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of Qwest;

(3) by delivery to Qwest of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to Qwest; provided, however, no Option may be exercised by delivery to Qwest of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of the Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

(4) by delivery to Qwest of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to Qwest promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

(viii)    Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(ix)    Withholding.

(A)    Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

(B)    Incentive Options. If an Option Holder makes a disposition (as defined in section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by sections 3102 and 3402 of the Code and applicable state income tax laws.

7.3    Restrictions on Incentive Options.

(i)    Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the closing price of the Stock on the date of grant of the Incentive Option shall be used.

(ii)    Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of ten percent or more of the outstanding Stock of Qwest shall have an Option Price equal to 110% of the closing price of the Shares on the date of grant of the Option, and the Option Period for any such Option shall not exceed five years.

7.4    Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1    Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

8.2    Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company’s established retirement policy, all remaining required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining forfeitable portion of each such Award shall be forfeited and shall be immediately returned to Qwest. If a Participant’s employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to Qwest.

8.3    Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Article VIII upon his becoming the holder of record of such Stock; provided, however, the Participant’s right to sell, encumber or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

8.4    Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(i) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of Qwest while the restrictions remain in effect; or

(ii) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

STOCK UNITS

A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee; provided that the terms under which any Stock Unit is granted shall comply with any applicable requirements of Section 409A.

ARTICLE X

STOCK APPRECIATION RIGHTS

10.1    Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees, Eligible Consultants and Non-Employee Directors.

10.2    Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right; provided that the terms under which any Stock Appreciation Right is granted shall comply with any applicable requirements of Section 409A.

10.3    Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to Qwest, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to Qwest, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, Qwest shall deliver to the person entitled thereto (i) a certificate or certificates for Stock or (ii) a cash payment, in accordance with Section 10.4, or both. The date Qwest receives written notice of such exercise hereunder is referred to in this Article X as the “exercise date.” The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of Qwest within 30 days following delivery of such notice.

10.4    Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing:

(i) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one Share on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of one Share of Stock Appreciation Right, by

(ii) the Fair Market Value of one Share of Stock on the exercise date; provided, however, fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid.

In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

10.5    Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

10.6    Termination of Services. Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in Section 7.2(d) with respect to Options.

ARTICLE XI

STOCK BONUSES

The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals; provided that the terms under which any Stock Bonus is granted shall comply with any applicable requirements of Section 409A.

ARTICLE XII

OTHER COMMON STOCK GRANTS

From time to time during the duration of the Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of the Plan and all shares of Stock issued pursuant to such arrangements shall be issued under the Plan; provided that the terms under which any Stock Bonus is granted shall comply with any applicable requirements of Section 409A.

ARTICLE XIII

RIGHTS OF PARTICIPANTS

13.1    Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

13.2    Nontransferability. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. Notwithstanding the foregoing, the Option Holder may not transfer an Incentive Option during the Option Holder’s lifetime. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

13.3    No Plan Funding. Obligations to Participants under the Plan will not be funded, trusted, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company and shall be only general creditors of the Company.

ARTICLE XIV

GENERAL RESTRICTIONS

14.1    Investment Representations. Qwest may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to Qwest and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as Qwest deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

14.2    Compliance with Securities Laws. Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to Qwest shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require Qwest to apply for or to obtain such listing, registration or qualification.

14.3    Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

14.4    Changes in Tax Laws. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the tax laws or regulations issued by the U.S. Treasury Department applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of Qwest, or on the Participants, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards.

14.5    Payments to Specified Employees. With respect to any Award to which Section 409A applies, no payment shall be made to a Specified Employee prior to the date that is six months after the date of such Specified Employee’s Separation from Service or, if earlier, the date of the Executive’s death (the “Six Month Delay”). As soon as administratively practicable following the expiration of the Six Month Delay, the Specified Employee shall receive a lump sum payment equal to all amounts that would have been paid during the Six Month Delay but for this Section 14.5. All payments due to the Specified Employee after the expiration of the Six Month Delay shall be made in accordance with the terms of the Plan.

ARTICLE XV

OTHER EMPLOYEE BENEFITS

The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XVI

AMENDMENT, MODIFICATION AND TERMINATION

The Board may, at any time, terminate and, from time to time, amend or modify the Plan; provided, however, no amendment or modification may become effective without approval of the amendment or modification by the shareholders of Qwest if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if Qwest, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

The Committee may, at any time and from time to time, amend or modify any Award, or any part hereof or thereof.

ARTICLE XVII

WITHHOLDING

17.1    Withholding Requirement. Qwest’s obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

17.2    Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, require the Participant to satisfy any applicable tax withholding obligations by having Qwest withhold from shares otherwise issuable to the Participant or grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have Qwest withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided, however, the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to Qwest a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to Qwest and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(i) All elections must be made prior to the Tax Date.

(ii) All elections shall be irrevocable.

(iii) If the Participant is an officer or director of Qwest within the meeting of section 16 of the 1934 Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVIII

REQUIREMENTS OF LAW

18.1    Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

18.2    Federal Securities Law Requirements. If a Participant is an officer or director of Qwest within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

18.3    Section 409A. The Plan and all Awards shall be construed and administered in a manner so as to comply with the applicable requirements of Section 409A.

18.4    Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

18.5    Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIX

DURATION OF THE PLAN

Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on May 22, 2017, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

VOTE BY INTERNET - www.proxyvote.com
1801 CALIFORNIA STREET, 51ST FLOOR ATTN: INVESTOR RELATIONS DENVER, CO 80202	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 22, 2007 for shares held by registered holders directly and 11:59 p.m. EDT on May 18, 2007 for shares held in the employee stock purchase and 401(k) plans. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 22, 2007 for shares held by registered holders directly and 11:59 p.m. EDT on May 18, 2007 for shares held in the employee stock purchase and 401(k) plans. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Qwest Communications International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

The Internet and telephone voting facilities will close at 11:59 p.m. EDT on May 22, 2007, for shares held by registered holders directly and at 11:59 p.m. EDT on May 18, 2007, for shares held in the employee stock purchase and 401(k) plans.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	QWEST1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QWEST COMMUNICATIONS INTERNATIONAL INC.

Your Board of Directors recommends you vote “FOR” Item 1

1. Vote on Directors
		For	Against	Abstain		For	Against	Abstain
Nominees:	1a)- Richard C. Notebaert	☐	☐	☐	1g)-Patrick J. Martin	☐	☐	☐
	1b)-Linda G. Alvarado	☐	☐	☐	1h)- CarolineMatthews	☐	☐	☐
	1c)-Charles L. Biggs	☐	☐	☐	1i)-Wayne W. Murdy	☐	☐	☐
	1d)-K. Dane Brooksher	☐	☐	☐	1j)-Frank P. Popoff	☐	☐	☐
	1e)-Peter S. Hellman	☐	☐	☐	1k)-James A. Unruh	☐	☐	☐
	1f)-R. David Hoover	☐	☐	☐	1l)- Anthony Welters	☐	☐	☐

Vote on Proposals	For	Against	Abstain		For	Against	Abstain

Your Board of Directors recommends you vote “FOR” Item 2				Your Board of Directors recommends you vote “AGAINST” Item 5

2. Ratification of the appointment of KPMG LLP as our independent auditor for 2007	☐	☐	☐

5.  Stockholder Proposal - Requesting that our Board establish a policy that stockholders have the opportunity at each annual meeting to vote on an advisory resolution proposed by management to ratify certain compensation of our named executive officers

					☐	☐	☐

Your Board of Directors recommends you vote “FOR” Item 3				Your Board of Directors recommends you vote “AGAINST” Item 6

3. Approval of the amended and restated Equity Incentive Plan	☐	☐	☐	6. Stockholder Proposal - Requesting that we seek stockholder approval of certain benefits for senior executives under our non-qualified pension plan or any supplemental executive retirement plan	☐	☐	☐

Your Board of Directors recommends you vote “AGAINST” Item 4				Your Board of Directors recommends you vote “AGAINST” Item 7

4.   Stockholder Proposal - Requesting that our Board establish a policy whereby at least 75% of future equity compensation awarded to senior executives be performance-based and the related performance metrics be disclosed to stockholders

	☐	☐	☐	7. StockholderProposal - Requesting that our Board establish a policy of separating the roles of Chairman and Chief Executive Officer whenever possible	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

Annual Meeting of Stockholders

May 23, 2007, 10:00 a.m., local time

The Grand Ballroom

Grand Hyatt Denver

1750 Welton Street

Denver, CO 80202

For registration instructions or directions to the meeting , please call 888-858-7914

or

visit our website at www.qwest.com/stockholder2007.

Please retain this ticket for admission to the meeting.

Proxy and Voting Instruction Form

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard C. Notebaert and Richard N. Baer, and each of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. that the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held in the Grand Ballroom at the Grand Hyatt Denver, 1750 Welton Street, Denver, CO 80202, 10 a.m., local time on May 23, 2007, and at any adjournment or postponement thereof. This proxy authorizes the persons named above, and each of them, to vote at their discretion on any other matter that may come before the meeting or any adjournment or postponement thereof.

For shares held in the 401(k) plan, if no direction is given on how to vote these shares, State Street Bank and Trust Company will vote these shares in the same proportion as the shares for which it receives instructions from all other plan participants. For all other shares, if your form is returned signed, but no direction is provided, this proxy will be voted as your Board of Directors recommends.

This card also provides voting instructions for shares held in the employee stock purchase and 401(k) plans, as described in the proxy statement.